UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Roku, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes th
at appl
y):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Roku, Inc.

1155 Coleman Avenue

San Jose, California 95110

Notice of Annual Meeting of Stockholders

To Be Held on June 8, 2023 at 9:00 a.m. Pacific Time

To the Stockholders of Roku, Inc.:

On behalf of our board of directors (our Board), it is our pleasure to invite you to attend the 2023 Annual Meeting of Stockholders (the Annual Meeting) of Roku, Inc., a Delaware corporation (Roku). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROKU2023 on Thursday, June 8, 2023 at 9:00 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect one Class II director to serve until our 2025 annual meeting of stockholders.

2.	To elect three Class III directors to serve until our 2026 annual meeting of stockholders.

3.	To consider an advisory vote on Roku’s named executive officer compensation.

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

5.	To conduct any other business properly brought before the Annual Meeting.

The record date for the Annual Meeting is April 10, 2023. Only stockholders of record of our Class A and Class B common stock at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

On or about April 27, 2023, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the internet or by telephone and how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed at www.proxyvote.com. You will be asked to enter the control number located on your Notice or proxy card.

A list of stockholders entitled to vote will be available for 10 days ending the day prior to the Annual Meeting at our headquarters, 1155 Coleman Avenue, San Jose, California 95110. If you would like to view the stockholder list, please contact the office of our Corporate Secretary via email at corporatesecretary@roku.com. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2023.

By Order of the Board of Directors

Anthony Wood

Chief Executive Officer, President, and Chairman

San Jose, California

April 27, 2023

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card or in the Notice. Even if you have voted by proxy, you may still vote during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.

Roku, Inc. 2023 Proxy Statement

Voting and Meeting Information

This section provides information about participating in and voting at the Annual Meeting and summarizes certain information contained elsewhere in this proxy statement. This section does not contain all of the information that you should consider in deciding how to vote at the Annual Meeting, and you should read the entire proxy statement carefully before voting.

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have elected to provide access to our proxy materials over the internet. Accordingly, we have sent our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) because our Board is soliciting our stockholders’ proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders may access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or request a printed copy may be found in the Notice. We expect to mail the Notice on or about April 27, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend and participate in the Annual Meeting online?

The Annual Meeting will be conducted virtually, via live webcast only. You will not be able to attend the Annual Meeting in person. We believe the virtual format allows us to communicate effectively and efficiently with our stockholders while enhancing attendance and participation regardless of where a stockholder resides. Any stockholder can virtually attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ROKU2023. Stockholders may vote and submit questions while attending the meeting online. Guests may also attend the Annual Meeting. If you log in to the virtual meeting as a guest, you will not be able to vote or ask questions during the meeting.

The Annual Meeting will begin at 9:00 a.m. Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. To enter the meeting as a stockholder, you will need a control number. Your control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below), or included with your voting instructions received from your broker, bank, or other agent if you hold your shares of common stock in “street name” (as defined below). Further information on how to attend and participate online is available at www.virtualshareholdermeeting.com/ROKU2023. The webcast will be recorded and available for replay for at least 30 days following the Annual Meeting on our investor relations website (roku.com/investor).

How do I ask questions at the Annual Meeting?

Stockholders may submit written questions in advance of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2023. If you wish to submit a question during the Annual Meeting, log in to the virtual meeting website using your control number, type your question into the “Ask a Question” field and click “Submit.” Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. We will endeavor to answer as many questions related to the business of the Annual Meeting that comply with our Annual Meeting Rules of Conduct as time permits. Our Annual Meeting Rules of Conduct will be available at www.virtualshareholdermeeting.com/ROKU2023.

What if I need technical assistance?

Beginning at 8:45 a.m. Pacific Time on the date of the Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting while logging in or during the meeting time, you should contact the support team listed on www.virtualshareholdermeeting.com/ROKU2023.

Roku, Inc. 2023 Proxy Statement	1

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 10, 2023 will be entitled to vote at the Annual Meeting. On the record date, there were 123,360,454 shares of Class A common stock and 17,424,911 shares of Class B common stock outstanding and entitled to vote (together referred to as our common stock).

A list of stockholders entitled to vote will be available for 10 days ending the day prior to the Annual Meeting at our headquarters, 1155 Coleman Avenue, San Jose, California 95110. If you would like to view the stockholder list, please contact the office of our Corporate Secretary via email at corporatesecretary@roku.com. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2023.

Stockholders of Record: Shares Registered in Your Name

If, on April 10, 2023, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on April 10, 2023, your shares of common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from your broker, bank, or other agent.

What matters am I voting on?

There are four matters scheduled for a vote:

•	Election of one Class II director to hold office until our 2025 annual meeting of stockholders;

•	Election of three Class III directors to hold office until our 2026 annual meeting of stockholders;

•	Approval, on an advisory basis, of the compensation of our named executive officers (NEOs); and

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to our Board or you may “Withhold” your vote for any nominee you specify. With regard to Proposals 3 and 4, you may vote “For” or “Against” or you may “Abstain” from voting on the matter.

2	Roku, Inc. 2023 Proxy Statement

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/ROKU2023 starting at 9:00 a.m. Pacific Time on June 8, 2023.

•	To vote online before the Annual Meeting, go to www.proxyvote.com.

•	To vote by toll-free telephone, call 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call).

•	To vote by mail, complete, sign, and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time on June 7, 2023, we will vote your shares as you direct.

To vote, you will need your control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank, or other agent if you hold your shares of common stock in “street name.”

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a written notice that you are revoking your proxy to the office of our Corporate Secretary via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.

•	You may attend and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by such party.

Roku, Inc. 2023 Proxy Statement	3

What happens if I do not vote?

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone, or by mailing your proxy card, your shares will not be voted. If we receive your vote by internet or telephone or your signed proxy card up until 11:59 p.m. Eastern Time on June 7, 2023, or if you vote during the Annual Meeting, we will vote your shares as you direct.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the Annual Meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1, 2, and 3 are non-routine matters so your broker or other agent may not vote your shares on Proposals 1, 2, or 3 without your instructions. Proposal 4 is a routine matter so your broker or other agent may vote your shares on Proposal 4 even in the absence of your instruction.

Please instruct your broker, bank, or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of the nominee for Class II director, FOR the election of each nominee for Class III director, FOR the advisory approval of our NEO compensation, and FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, a proxyholder (one of the individuals named on the proxy card) will vote your shares of common stock using their best judgment.

How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. Our Class A and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How do I find out whether I have Class A or Class B common stock?

If you are unsure whether you hold shares of Class A or Class B common stock, you may contact our stock administrator at stockadmin@roku.com.

4	Roku, Inc. 2023 Proxy Statement

What vote is required to approve each proposal?

The vote required to approve each proposal is set forth below. Brokers or other agents who do not receive voting instructions from the beneficial owners of shares of Class A common stock will only have discretion to vote on Proposal 4.

Proposal		Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
1.	Election of one Class II director	Nominee receiving the highest number of “For” votes will be elected. “Withhold” votes will have no effect.	No effect	Not applicable
2.	Election of three Class III directors
3.	Approval, on an advisory basis, of our NEO compensation	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter.	No effect	Counts against
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter.	Not applicable	Counts against

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. (Broadridge) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the Annual Meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary. This notice may be delivered to us via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct, Suite 100, San Jose, California 95112. To be timely for the 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 9, 2024 and March 10, 2024, provided that if the date of that annual meeting of stockholders is earlier than May 9, 2024 or later than July 8, 2024, you must give the required

Roku, Inc. 2023 Proxy Statement	5

notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our bylaws.

To comply with the universal proxy rules, in addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Roku’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the Exchange Act) no later than April 9, 2024.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2024 annual meeting of stockholders must be received by us not later than December 29, 2023 in order to be considered for inclusion in our proxy materials for that meeting. Such proposals may be delivered to us via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.

Please refer to our bylaws and Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of our common stock issued, outstanding, and entitled to vote at the Annual Meeting are present at the meeting or represented by proxy. On the record date, there were 123,360,454 shares of Class A common stock and 17,424,911 shares of Class B common stock outstanding and entitled to vote. Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. To have a quorum, the holders of shares representing an aggregate of 148,804,782 votes must be present or represented by proxy at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the stockholders entitled to vote that are present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or they may be held in different brokerage or other accounts. Please follow the instructions on each Notice to ensure that all of your shares are voted.

6	Roku, Inc. 2023 Proxy Statement

What if multiple members of my household are stockholders, but we only received one Notice or full set of proxy materials?

U.S. Securities and Exchange Commission (SEC) rules permit companies and intermediaries, such as brokers, to deliver a single Notice or set of proxy materials to stockholders sharing the same address. In accordance with these rules, we are sending only one Notice or full set of proxy materials to addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces printing and postage costs and conserves natural resources. To receive a separate copy of the Notice or, if applicable, our proxy materials, contact Broadridge at 1-866-540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be delivered promptly in response to any such request. If you would like to request householding, please contact Broadridge or your broker. Once you have elected householding, it will continue until you are notified otherwise or until you revoke your consent.

Roku, Inc. 2023 Proxy Statement	7

Board of Directors and Corporate Governance

Roku is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders. Our Board has adopted written charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as a Code of Conduct and Business Ethics that applies to all of our employees, contingent workers, officers, and directors. The committee charters and the Code of Conduct and Business Ethics, and any waivers or amendments to the Code of Conduct and Business Ethics, are available on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section.

Corporate Governance Highlights

Highlights of our corporate governance practices include:

✓  We are committed to Board refreshment and diversity.

✓  Our Board is comprised of a majority of independent directors.

✓  Our Board committees are comprised entirely of independent directors.

✓  Our independent directors regularly meet in executive session.

✓  We conduct regular Board and committee self-evaluations.

✓  We have adopted mandatory stock ownership guidelines for directors and senior executives.

✓  We maintain a clawback policy applicable to senior executives.

✓  We have an anti-hedging and anti-pledging policy applicable to directors and employees.

✓  We have robust Board and committee risk oversight practices.

✓  We conduct an annual say-on-pay vote.

Board Overview

Our Board currently consists of eight directors: Anthony Wood, Ravi Ahuja, Mai Fyfield, Jeffrey Hastings, Laurie Simon Hodrick, Neil Hunt, Gina Luna, and Ray Rothrock. In addition, our Board has nominated Jeffrey Blackburn for election at the Annual Meeting to serve as a Class II director. Below is a snapshot of the composition of our Board, assuming Mr. Blackburn’s election:

INDEPENDENCE	TENURE	AGE	GENDER DIVERSITY

Independent • • • • • • •	< 4 Years • • • •	50-55 Years • • • •	Female • • •

Non-Independent • •	4-7 Years • •	56-60 Years • • •	Male • • • • • •
	> 8 Years • • •	> 60 Years • •

Director Biographies

Below is biographical information, as of the date of this proxy statement, about each of our director nominees and our continuing directors, including the specific qualifications, experience, attributes, or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that he or she should serve as one of our directors.

8	Roku, Inc. 2023 Proxy Statement

Director Nominee for Election at the 2023 Annual Meeting until the Annual Meeting of Stockholders in 2025

Jeffrey Blackburn
Independent Director Nominee Age: 53

Mr. Blackburn held various positions at Amazon.com, Inc. for over two decades and served on its senior leadership team for over a decade, including serving as Senior Vice President of Global Media and Entertainment from May 2021 to February 2023, and Senior Vice President of World Wide Business Development, Advertising and Entertainment from November 2012 to February 2020. From March 2021 to May 2021, Mr. Blackburn served as a general partner and a member of the management committee of Bessemer Venture Partners, a venture capital and private equity firm. From 1995 to 1998, Mr. Blackburn worked as an investment banker at Morgan Stanley and Deutsche Bank. Mr. Blackburn holds an M.B.A. from Stanford Business School and an A.B. in economics from Dartmouth College. Mr. Blackburn was nominated to serve on our Board because of his extensive experience in the digital media and technology industries.

Director Nominees for Election at the 2023 Annual Meeting until the Annual Meeting of Stockholders in 2026

Jeffrey Hastings
Director since: August 2011 Age: 58

Since August 2009, Mr. Hastings has served as Chief Executive Officer (CEO) of BrightSign LLC, a manufacturer of digital signage media players. From August 2007 to March 2009, Mr. Hastings was President and General Manager, Digital Media of Corel Corporation, a software company. From August 2005 to August 2007, Mr. Hastings served as General Manager at Pinnacle Systems, Inc., a hardware and software company. From April 2004 to August 2005, Mr. Hastings served as Chief Operating Officer at M-Audio, a hardware and software company. From April 2003 to April 2004, Mr. Hastings served as President at Rio, Inc., a portable audio device company. From August 2001 to April 2003, Mr. Hastings held several roles at SonicBlue Incorporated, a consumer electronics company, with his last position being Vice President, Engineering, Operations and Customer Care. From February 2000 to August 2001, Mr. Hastings served as Executive Vice President of Products at ReplayTV, Inc. He holds a B.S. in computer science from Purdue University. Mr. Hastings was selected to serve on our Board because of his extensive experience in working with digital media companies.

Roku, Inc. 2023 Proxy Statement	9

Neil Hunt
Independent Director Director since: August 2017 Age: 61 Committees: Compensation

Since April 2021, Dr. Hunt has served as Chief Product Officer of Vibrant Planet, an ecotechnology startup incorporated in Delaware as a public benefit corporation. From January 2019 to October 2021, Dr. Hunt served as the Chief Strategy Officer of Curai, Inc., a healthcare technology startup, and previously served as its Chief Executive Officer from January 2018 to December 2018. From 1999 to July 2017, he served as Chief Product Officer at Netflix, Inc., a media technology company. Prior to Netflix, Dr. Hunt served in various engineering and product roles at the software test tool company Pure Software and its successors, Pure Atria Corporation and Rational Software. Dr. Hunt previously served as a director of Logitech International S.A. Dr. Hunt holds a doctorate in computer science from the University of Aberdeen and a B.Sc. degree and an honorary D.Sc. degree from the University of Durham. Dr. Hunt was selected to serve on our Board because of his extensive experience in the streaming media technology industry, as well as his prior service on a public company board.

Anthony Wood
CEO, President, and Chairman Director since: February 2008 Age: 57

Mr. Wood is our founder and has served as our CEO since October 2002, as our Chairman since February 2008, and as our President since July 2011. Prior to Roku, Mr. Wood founded ReplayTV, where he served as CEO before the company’s acquisition in 2001, and co-founded iband.com, an internet software company later acquired by Macromedia. He also founded BrightSign LLC, a manufacturer of digital signage media players. Mr. Wood holds a B.S. in electrical engineering from Texas A&M University. Mr. Wood was selected to serve on our Board because of the perspective and experience he brings as our founder and CEO and his extensive experience in the software, hardware, and online entertainment industries.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2024

Ravi Ahuja
Independent Director Director since: February 2013 Age: 52 Committees: Nominating and Corporate Governance (Chair); Compensation

Since March 2021, Mr. Ahuja has served as Chairman of Global TV Studios and Sony Pictures Entertainment Corporate Development, an operating unit of Sony Pictures Entertainment Inc., a media company. From March 2019 to November 2020, Mr. Ahuja was President, Business Operations, and Chief Financial Officer (CFO) of Walt Disney Television, a media company. From June 2016 to March 2019, Mr. Ahuja served as CFO of Fox Networks Group, an operating unit of Twenty-First Century Fox, a media company. Mr. Ahuja held several other senior positions at Fox Networks Group from 2007 to 2016. From 1999 to 2007, Mr. Ahuja served in various executive capacities at Virgin Entertainment Group, Inc., a media company, including ultimately as its CFO. Mr. Ahuja was an associate at McKinsey & Co., a management consulting firm, from 1997 to 1999. He holds a B.S. in finance and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Ahuja was selected to serve on our Board because of his management experience, his strong background in finance and global strategic planning, and his extensive work experience in the media and entertainment industry.

10	Roku, Inc. 2023 Proxy Statement

Mai Fyfield
Independent Director Director since: May 2018 Age: 53 Committees: Audit

Ms. Fyfield was Chief Strategy and Commercial Officer at Sky plc, a media and telecommunications company, until October 2018, responsible for leading strategy and Sky’s commercial partnerships across the Sky Group. She previously served in various other capacities at Sky since 1999, and was a key player in the growth and diversification of the business. Ms. Fyfield has served as a director of Nationwide Building Society since 2015, as a director of BBC Commercial Ltd since August 2019, as a director of ASOS plc since November 2019, and as a director of Football Association Premier League since October 2021. She holds a B.A. in economics from Cambridge University and an M.A. in economics from Tufts University. Ms. Fyfield also served as a board observer at Roku from 2014 until our IPO in 2017. Ms. Fyfield was selected to serve on our Board because of her significant strategic experience in working with media and technology companies and her deep understanding of the growth and development of Roku’s business.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2025

Laurie Simon Hodrick
Independent Director Director since: December 2020 Age: 60 Committees: Audit (Chair; Financial Expert)

Dr. Hodrick is the A. Barton Hepburn Professor Emerita of Economics in the Faculty of Business at Columbia Business School, where she has served on the faculty since 1996. Since September 2015, Dr. Hodrick has served as a Visiting Fellow at the Hoover Institution at Stanford University. She was previously a Visiting Professor of Law and Rock Center for Corporate Governance Fellow at Stanford Law School. Dr. Hodrick was also a managing director at Deutsche Bank from 2006 to 2008. Since September 2017, Dr. Hodrick has served as a director of PGIM Funds, the retail investments business of PGIM, the global investment management business of Prudential Financial, Inc. Since January 2022, she has served as a director of Andela, a private global technology talent network. She previously served as a director of SYNNEX Corporation, Kabbage, Corporate Capital Trust, and Merrill Lynch Investment Managers funds. Dr. Hodrick received a B.A. in economics from Duke University and a Ph.D. in economics from Stanford University. Dr. Hodrick was selected to serve on our Board because of her deep financial and corporate governance expertise, her extensive academic experience, and her prior service on public and private company boards.

Roku, Inc. 2023 Proxy Statement	11

Gina Luna
Independent Director Director since: December 2020 Age: 50 Committees: Audit (Financial Expert)

Ms. Luna is a partner in GP Capital Partners, LP, a private debt/equity fund formed in late 2020. Ms. Luna served as the CEO of Luna Strategies, LLC, an independent consulting firm, from November 2016 to July 2020. Previously, Ms. Luna served at JPMorgan Chase and Co. for 21 years, holding several senior management level positions, including Managing Director, Chase Commercial Banking; Chief Marketing Officer, Chase Commercial Banking; and Chief Operating Officer, Commercial and Investment Banking, South Region. Since July 2018, Ms. Luna has served as a director of TETRA Technologies, Inc. Ms. Luna received a B.B.A. in finance and management from Texas A&M University. Ms. Luna was selected to serve on our Board because of her extensive banking, marketing, and executive management experience, as well as her prior service on public and private company boards.

Ray Rothrock
Independent Director Director since: August 2014 Age: 68 Committees: Compensation (Chair); Nominating and Corporate Governance

Since June 2020, Mr. Rothrock has served as Executive Chairman of RedSeal, Inc., a cybersecurity company. From February 2014 to June 2020, Mr. Rothrock served as Chairman and CEO of RedSeal. From 1988 to June 2013, Mr. Rothrock was a partner at Venrock, a venture capital firm. Since 1995, Mr. Rothrock has served as a director of Check Point Software Technologies Ltd. Mr. Rothrock holds a B.S. in nuclear engineering from Texas A&M University, an M.S. in nuclear engineering from the Massachusetts Institute of Technology, and an M.B.A. from Harvard Business School. Mr. Rothrock was selected to serve on our Board because of his extensive experience with technology companies, as well as his prior service on public and private company boards.

Director Independence

Our Class A common stock is listed on The Nasdaq Global Select Market (Nasdaq). Under the Nasdaq listing standards, independent directors must comprise a majority of our Board. The Nasdaq listing standards also require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of a company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Audit Committee members must satisfy the additional independence criteria set forth in the Nasdaq listing standards and Rule 10A-3 under Exchange Act. Compensation Committee members must also satisfy the additional independence criteria set forth in the Nasdaq listing standards and Rule 10C-1 under the Exchange Act.

Our Board annually reviews its composition, the composition of its committees, and the independence of its directors and director nominees. As a result of this review and based upon information requested from and provided by each director and nominee concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that Mr. Ahuja, Mr. Blackburn, Ms. Fyfield, Dr. Hodrick, Dr. Hunt, Ms. Luna, and Mr. Rothrock do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent under the applicable SEC rules and the Nasdaq listing standards. In particular, for Mr. Ahuja, our Board considered that Mr. Ahuja serves as Chairman of Global TV Studios and Sony Pictures Entertainment Corporate Development, an affiliate of Sony Group Corporation, a multinational technology and media company. For Dr. Hunt, our Board considered that Dr. Hunt serves as a consultant to the office of the Chief

12	Roku, Inc. 2023 Proxy Statement

Technology Officer of Sony Group Corporation. Affiliates of Sony Group Corporation engage in ordinary course licensing and advertising transactions with Roku. Our Board concluded that such transactions, relationships, and arrangements involving each of Mr. Ahuja and Dr. Hunt did not impair the independence of such directors.

Our Board determined that Mr. Wood is not independent given his position as our CEO and Mr. Hastings is not independent given his status as the CEO of BrightSign LLC, where Mr. Wood was the Chairman of the board of directors and the majority stockholder until October 2021. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.

Board Leadership Structure

Mr. Wood serves as the Chairman of our Board. Although we have not appointed a lead independent director, our Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from the extensive executive leadership and operational experience of Mr. Wood. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors together with Mr. Hastings bring experience, oversight, and expertise from outside of our company, while Mr. Wood brings company-specific experience and expertise.

Executive Sessions of Independent Directors

To encourage and enhance communication among independent directors, and as required under the Nasdaq listing standards, our independent directors meet in executive session regularly (no less than twice per year) without non-independent directors present.

Board Meetings

Our Board is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. In 2022, our Board met six times and acted by unanimous written consent twice. Each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served in 2022.

We encourage our directors and director nominees to attend our annual meeting of stockholders. All of our directors attended the 2022 annual meeting of stockholders.

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, available on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section. The table below provides the current membership (M) and chair (C) information for each standing committee. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ravi Ahuja		M	C
Mai Fyfield	M
Laurie Simon Hodrick	C
Neil Hunt		M
Gina Luna	M
Ray Rothrock		C	M

Roku, Inc. 2023 Proxy Statement	13

Audit Committee

Our Board has determined that each member of the Audit Committee is independent under the heightened Nasdaq listing standards for audit committee members and Rule 10A-3 under the Exchange Act. Our Board has also determined that each of Dr. Hodrick and Ms. Luna is an “audit committee financial expert” as defined by the SEC. In addition, our Board has determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board examined each Audit Committee member’s scope of experience, employment history, and education. In 2022, the Audit Committee met eight times.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as our independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of our independent registered public accounting firm;

•

discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and our independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	reviewing our guidelines and policies on risk assessment and risk management, including financial risk exposures, and the steps taken by management to monitor and control these exposures;

•	reviewing management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules and our Code of Conduct and Business Ethics;

•	reviewing related person transactions;

•

reviewing significant cybersecurity matters and concerns involving our company, including information security and related regulatory matters, and the adequacy and effectiveness of our information security policies and practices and internal controls regarding information security;

•

obtaining and reviewing a report by our independent registered public accounting firm at least annually that describes its internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by our independent registered public accounting firm.

Compensation Committee

Our Board has determined each member of the Compensation Committee is independent under the heightened Nasdaq listing standards for compensation committee members, and each is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. In 2022, the Compensation Committee met nine times and acted by unanimous written consent six times.

The primary purpose of the Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving our overall compensation strategy and policies;

•	reviewing and approving the compensation of our executive officers and other senior management;

14	Roku, Inc. 2023 Proxy Statement

•	reviewing and recommending to our Board the compensation of our non-employee directors;

•

reviewing the effectiveness of our policies and strategies relating to human capital management, including those regarding recruiting, retention, engagement, development, diversity, equity and inclusion, and management succession;

•	appointing and overseeing any compensation consultant, legal counsel, or other advisers to assist in performance of its duties;

•	reviewing disclosures and reports to be included in our annual reports and proxy statements;

•	administering our stock and equity incentive plans; and

•	determining stock ownership guidelines for our executive officers and directors and monitoring compliance with such guidelines.

Nominating and Corporate Governance Committee

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards. In 2022, the Nominating and Corporate Governance Committee met four times. Specific responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, evaluating, and recommending to our Board nominees for election to our Board;

•	evaluating the performance of our Board and the independence of individual directors;

•	considering and making recommendations to our Board regarding the composition of the committees of our Board;

•	instituting a continuing education program for directors;

•	overseeing and reviewing the processes for information dissemination to our Board;

•	reviewing management succession plans; and

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of Mr. Ahuja, Dr. Hunt, and Mr. Rothrock, none of whom is or has been one of our officers or employees. None of our executive officers currently serves, or during 2022 served, as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more executive officers serving on our Compensation Committee or our Board.

Board and Committee Self-Evaluations

Our Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for the evaluation. Our outside corporate counsel conducts interviews of each director to assist us in assessing effectiveness. The results are reported and discussed at meetings of the Nominating and Corporate Governance Committee and the Board. As appropriate, the self-evaluations result in updates or changes to our corporate governance practices.

Nominations Process and Director Qualifications

Nomination to Our Board

Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our certificate of incorporation, and our bylaws. In recommending candidates for nomination, the Nominating

Roku, Inc. 2023 Proxy Statement	15

and Corporate Governance Committee considers candidates recommended by directors, officers, employees, and stockholders, using the same criteria to evaluate all such candidates. A stockholder or employee who wishes to suggest a candidate for the committee’s consideration should send the candidate’s name and qualifications to the office of our Corporate Secretary via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Information regarding the process for stockholders who wish to submit director nominations to be presented at our 2024 annual meeting of stockholders is set forth above under “Voting and Meeting Information—When are stockholder proposals due for next year’s annual meeting?”

Director Qualifications

With the goal of developing a diverse, experienced, and highly qualified Board, the Nominating and Corporate Governance Committee is responsible for recommending to our Board the desired qualifications, expertise, and characteristics of director nominees. The Nominating and Corporate Governance Committee seeks nominees who exhibit integrity, collegiality, sound business judgment, and other qualities deemed critical to effective functioning of our Board, including experience or expertise in the following areas:

•	Media, entertainment, and technology industry knowledge;

•	Finance and accounting expertise;

•	Senior management and operational experience;

•	Service on public and private company boards;

•	International business experience;

•	Experience in academia; and

•	Corporate governance expertise.

With respect to diversity, the Nominating and Corporate Governance Committee may consider factors such as diversity in viewpoint, professional experience, education, international experience, skills, and other individual qualifications and attributes, including characteristics such as race, ethnicity, national origin, gender and gender expression, and sexual orientation, among others.

Mr. Blackburn was identified as a potential director by our CEO. Our Board interviewed Mr. Blackburn and evaluated his candidacy based on the criteria listed above. His nomination was recommended by the Nominating and Corporate Governance Committee and approved by our Board.

Communications with the Board

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by email or mail, care of the office of our Corporate Secretary at corporatesecretary@roku.com or at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be reviewed by the Corporate Secretary, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our Board.

16	Roku, Inc. 2023 Proxy Statement

Code of Conduct and Business Ethics

Our Board has adopted a Code of Conduct and Business Ethics that applies to all of our employees, contingent workers, officers, and directors, including our CEO, CFO, and other executive and senior financial officers. Our Code of Conduct and Business Ethics is posted on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section. We will post amendments to our Code of Conduct and Business Ethics or any waivers of our Code of Conduct and Business Ethics for directors and executive officers on the same website.

Board Diversity Matrix

The table below summarizes certain self-identified characteristics of our current Board members in accordance with the requirements of Nasdaq Rule 5606.

Board Diversity Matrix (as of April 10, 2023)
Total Number of Directors			8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

Roku, Inc. 2023 Proxy Statement	17

Risk Oversight

Board of Directors

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational and strategic objectives, improve long-term organizational performance, and enhance stockholder value. A fundamental part of risk management oversight is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for Roku, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Our Board seeks to promote an effective, ongoing risk dialogue with management, design an appropriate risk oversight relationship between the Board and its committees, and ensure that appropriate resources support risk management systems.

Our Board administers our overall risk management oversight function, and the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas, as described below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

•  Assesses and monitors our guidelines and policies governing the process by which financial risk assessment and management is undertaken, including our major financial risk exposures and the steps our management has taken to monitor and control these exposures

•  Monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function

•  Monitors management’s preparedness for and responses to significant cybersecurity matters and other concerns involving the company

•  Assesses and monitors whether our compensation philosophy and practices could have the potential to cause excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks

•  Reviews the effectiveness of our policies and strategies relating to human capital management

•  See “Compensation Discussion and Analysis—Compensation Risk Assessment” below for additional details

• Assesses and monitors risks relating to: • our corporate governance policies and practices • Board composition • Board independence • succession planning

Management

While our Board is responsible for risk oversight, our management team has responsibility for day-to-day risk management. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, including strategic, financial, operational, legal, compliance, and cybersecurity risks, among others.

Internal Audit

Our internal audit function also identifies and helps mitigate risk. Our internal audit function is overseen by the Audit Committee and operates pursuant to a charter, which is reviewed and approved by the Board.

18	Roku, Inc. 2023 Proxy Statement

Director Compensation

We compensate non-employee directors for their service on our Board with a combination of cash and equity awards, the amounts of which are commensurate with their roles and involvement, and consistent with peer company practices. In setting director compensation, we consider the amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our Board. Mr. Wood, our CEO, does not receive additional compensation for his service as a director.

The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering changes to our non-employee director compensation program and recommends changes, if any, to the full Board for its consideration and approval. The Compensation Committee periodically reviews and assesses the level, type, and form of compensation paid to our non-employee directors with the assistance of Compensia, Inc. (Compensia), its compensation adviser. After consultation with Compensia pursuant to this review process in 2021 and 2022, including review of non-employee director compensation trends and data from companies comprising our executive officer compensation peer group, the Compensation Committee made the following changes to our non-employee director compensation program:

•

Effective as of January 1, 2022, the cash retainer for service as chair of the Compensation Committee increased to $20,000 from $18,000, and the value ascribed to fiscal year 2022 annual and initial non-employee director equity grants increased to $240,000 from $225,000.

•

Effective as of March 29, 2022, the methodology for calculating the number of shares subject to non-employee director equity grants was updated to conform to the methodology used for Roku employee grants. The updated methodology is described under “Equity Compensation—Annual Grants” below.

The Compensation Committee made no additional changes to our non-employee director compensation program for the fiscal year ending December 31, 2023. Our 2022 non-employee director compensation program is described in detail below.

Cash Compensation

In 2022, each non-employee director received an annual cash retainer of $45,000 for serving on our Board. In addition, the chairs and members of the committees of our Board received the following additional annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	25,000	10,000
Compensation Committee	20,000	8,000
Nominating and Corporate Governance Committee	10,000	5,000

All annual cash compensation amounts are payable in equal quarterly installments in arrears, generally no later than the last day of each quarter for which the service occurred, pro-rated for any partial months served in the applicable fiscal quarter.

Equity Compensation

Annual Grants

In 2022, on the date of our annual meeting of stockholders, each non-employee director received an equity grant for shares for our Class A common stock equivalent to $240,000 under our 2017 Equity Incentive Plan (the 2017 Plan), consisting of 50% in stock options vesting monthly over one year from the grant date and 50% in

Roku, Inc. 2023 Proxy Statement	19

restricted stock units (RSUs) vesting on the earlier of the date of the next annual meeting of stockholders or the first anniversary of the grant date, each subject to continued service as a director through each applicable vesting date.

We determined the number of stock options granted by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five days prior to the grant date, and multiplying that number by a factor intended to approximate a Black-Scholes value (which, for the 2022 annual equity grants, was 2.6). We determined the number of RSUs granted by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date. We used an average stock price, rather than a single day stock price, to provide a more stabilized stock value that is less susceptible to possible swings in the market. Each stock option has a term of ten years from the grant date, subject to earlier termination of vesting in connection with a termination of the non-employee director’s continuous service with us. The exercise price per share of each stock option was the closing price of our Class A common stock on the grant date.

Initial Grants

In 2022, any new non-employee director joining our Board would have received an equity grant for shares for our Class A common stock equivalent to $240,000 under the 2017 Plan, pro-rated on a monthly basis for the period commencing on the new director’s start date and ending on the date of the next annual meeting of stockholders. Any such new director equity grant would have consisted of 50% in stock options vesting monthly through the date of the next annual meeting of stockholders and 50% in RSUs vesting on the date of the next annual meeting of stockholders, each subject to continued service as a director through each applicable vesting date, with the number of stock options and RSUs determined in the same manner as described in “Equity Compensation—Annual Grants” above. No new directors joined our Board in 2022; accordingly, no such grants were made in 2022. If elected at the Annual Meeting, Mr. Blackburn will receive an initial equity grant in June 2023 with the terms described above.

Vesting Acceleration

In the event of a change in control (as defined in our 2017 Plan), any unvested portion of an equity award granted to our non-employee directors will fully vest and become exercisable immediately prior to the effective date of such change in control, subject to the non-employee director’s continuous service with us until immediately prior to the closing of the change in control.

Non-Employee Director Compensation Table

The following table provides information on all compensation awarded to, earned by, or paid to each of our non-employee directors in the year ended December 31, 2022. As an NEO, Mr. Wood did not receive any additional compensation in connection with his service on our Board. Mr. Wood’s compensation is shown below in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	RSU Awards(1) ($)	Total ($)
Ravi Ahuja	63,000	171,765	121,651	356,416
Mai Fyfield	55,000	171,765	121,651	348,416
Jeffrey Hastings	45,000	171,765	121,651	338,416
Laurie Simon Hodrick	70,000	171,765	121,651	363,416
Neil Hunt	53,000	171,765	121,651	346,416
Gina Luna	55,000	171,765	121,651	348,416
Ray Rothrock	70,000	171,765	121,651	363,416

20	Roku, Inc. 2023 Proxy Statement

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, granted in 2022, computed in accordance with the provisions of Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 16, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of options, our non-employee directors will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

The following table provides additional information concerning the total outstanding RSUs and stock option awards held by our non-employee directors as of December 31, 2022.

Name	Total Unvested RSUs Outstanding (#)	Total Option Awards Outstanding (#)
Ravi Ahuja	1,317	15,705
Mai Fyfield	1,317	6,912
Jeffrey Hastings	1,317	15,705
Laurie Simon Hodrick	1,317	5,157
Neil Hunt	1,317	93,182
Gina Luna	1,317	5,157
Ray Rothrock	1,317	5,856

We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and its committees.

Roku, Inc. 2023 Proxy Statement	21

Proposals 1 and 2

Election of Class II and Class III Directors

Our Board is divided into three classes with the members of each class serving as a director for a three-year term, and with the terms of office of the respective classes expiring in successive years.

Our Board presently has eight members, and our directors currently are divided into three classes as follows:

•	Class I directors: Ravi Ahuja, Mai Fyfield, and Laurie Simon Hodrick

•	Class II directors: Gina Luna and Ray Rothrock

•	Class III directors: Jeffrey Hastings, Neil Hunt, and Anthony Wood

The terms of the Class III directors will expire at the Annual Meeting. The terms of the Class I and Class II directors expire at the annual meetings of stockholders to be held in 2024 and 2025, respectively.

Our Board proposes the election of Jeffrey Blackburn at the Annual Meeting to serve as a Class II director for a two-year term expiring at the annual meeting of stockholders to be held in 2025 and until his successor is duly elected and qualified or until his earlier death, resignation, or removal. Our Board also proposes the election of Mr. Hastings, Dr. Hunt, and Mr. Wood at the Annual Meeting to serve as Class III directors for a three-year term expiring at the annual meeting of stockholders to be held in 2026 and until each such director’s successor is duly elected and qualified or until each such director’s earlier death, resignation, or removal. Mr. Blackburn has agreed to stand for election as a Class II director, and Mr. Hastings, Dr. Hunt, and Mr. Wood have agreed to stand for election as Class III directors.

If Proposals 1 and 2 pass, following the Annual Meeting our directors would be divided into the three classes as follows:

•	Class I directors: Ravi Ahuja, Mai Fyfield, and Laurie Simon Hodrick

•	Class II directors: Gina Luna, Ray Rothrock, and Jeffrey Blackburn

•	Class III directors: Jeffrey Hastings, Neil Hunt, and Anthony Wood

Should any director nominee become unavailable for election as a result of an unexpected occurrence, your proxy authorizes the persons named as proxies to vote for a substitute nominee if our Board so chooses, or our Board may reduce its size.

Our Nominating and Corporate Governance Committee seeks to assemble a board that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, leveraging our directors’ diversity of backgrounds and experience in various areas. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities deemed critical to effective functioning of our Board.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

22	Roku, Inc. 2023 Proxy Statement

Proposal 3

Advisory Vote on the Compensation of Our NEOs

In accordance with Section 14A of the Exchange Act, we are seeking approval, on a non-binding and advisory basis, of the compensation of our NEOs for the year ended December 31, 2022, as described in this proxy statement in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation.” This non-binding, advisory vote, is commonly referred to as a “say-on-pay” vote. The say-on-pay vote is not intended to address any specific items of compensation or the compensation of a specific NEO, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Our stockholders have recommended, and our Board has approved, annual advisory votes on executive compensation. Accordingly, the next advisory vote on executive compensation will occur at our 2024 annual meeting of stockholders.

As described in more detail under “Compensation Discussion and Analysis,” our compensation philosophy is designed to attract, retain, and reward talented individuals. Our compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular role as well as the unique qualifications of the individual employee and not by the title of a position.

As an advisory vote, this say-on-pay proposal is not binding. However, our Board and our Compensation Committee, which is responsible for designing the compensation program of our NEOs, value the opinions expressed by stockholders in their vote on this proposal, and our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs. The say-on-pay proposal submitted to stockholders at our 2022 annual meeting received 94.4% approval.

Advisory approval of this say-on-pay proposal requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

Roku, Inc. 2023 Proxy Statement	23

Proposal 4

Ratification of Selection of Independent Registered Public Accounting Firm

Our Audit Committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023 and has directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Although it is not required by law, we believe that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP has audited our financial statements since 2011. Even if the selection is ratified, our Board or the Audit Committee may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Roku and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

Principal Accounting Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021.

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$4,443,695	$3,401,630
Audit Related Fees(2)	—	—
Tax Fees(3)	—	90,000
All Other Fees(4)	3,790	3,790

Total Fees	$4,447,485	$3,495,420

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, and services normally provided in connection with regulatory filings, as well as fees related to the statutory audits of certain of our subsidiaries.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)

Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. Fees for the year ended December 31, 2021 related to professional services in connection with U.S. federal and state tax compliance.

(4)	Consists of fees billed for access to an online library of accounting and financial disclosure literature.

Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a Pre-Approval Policy under which the Audit Committee

24	Roku, Inc. 2023 Proxy Statement

approves in advance audit and non-audit services to be performed by our independent registered public accounting firm. Under the Pre-Approval Policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services, and permissible other services up to specified dollar amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

All of the services provided by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021 described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the management of Roku. The Audit Committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in Roku’s Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Audit Committee

Laurie Simon Hodrick (Chair)

Mai Fyfield

Gina Luna

Roku, Inc. 2023 Proxy Statement	25

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to Roku as of April 10, 2023 with respect to the beneficial ownership of our Class A and Class B common stock by: (i) each of our NEOs; (ii) each of our directors and director nominees; (iii) all directors, director nominees, and executive officers as a group; and (iv) each person or group that beneficially owns more than 5% of our Class A or Class B common stock.

The percentage of shares beneficially owned is based on 123,360,454 shares of Class A common stock and 17,424,911 shares of Class B common stock outstanding as of April 10, 2023. In calculating the number of shares beneficially owned and the percentage ownership of each person listed, we deemed to be outstanding all shares of our common stock subject to options held by the person that are currently exercisable or that will become exercisable within 60 days of April 10, 2023 and all RSUs held by the person that will vest within 60 days of April 10, 2023. However, we did not deem such shares of our common stock or RSUs outstanding for the purpose of calculating the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons listed have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information in this table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in this table is c/o Roku, Inc., 1155 Coleman Avenue, San Jose, California 95110. The information provided in this table is based on our records, information filed with the SEC, and information provided to us.

	Shares Beneficially Owned				% of Total Voting Power†
	Class A		Class B
	Shares	%	Shares	%
NEOs
Anthony Wood(1)	937,710	*	17,209,611	98.8%	58.0%
Steve Louden(2)	263,336	*	23,332	*	*
Charles Collier(3)	198,600	*	—	—	*
Gidon Katz(4)	31,257	*	—	—	*
Mustafa Ozgen(5)	47,037	*	—	—	*
Directors and Director Nominees
Ravi Ahuja(6)	19,294	*	—	—	*
Jeffrey Blackburn(7)	—	*	—	—	*
Mai Fyfield(8)	9,055	*	—	—	*
Jeffrey Hastings(9)	19,294	*	—	—	*
Laurie Simon Hodrick(10)	7,072	*	—	—	*
Neil Hunt(11)	13,438	*	83,333	*	*
Gina Luna(12)	7,072	*	—	—	*
Ray Rothrock(13)	44,600	*	—	—	*
All directors and executive officers as a group (15 persons)(14)	1,846,659	*	17,343,961	98.8%	58.8%
5% Stockholders
ARK Investment Management LLC(15)	12,483,431	10.1%	—	—	4.2%
BlackRock, Inc.(16)	5,881,105	4.8%	—	—	2.0%
Entities Affiliated with Sumitomo Mitsui Trust Holdings, Inc.(17)	7,847,444	6.4%	—	—	2.6%
The Vanguard Group(18)	11,160,020	9.0%	—	—	3.7%

*	Denotes less than 1%.
†

Represents the voting power with respect to all shares of our Class A and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share.

26	Roku, Inc. 2023 Proxy Statement

(1)

Includes (i) 753,010 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023, (ii) 48,700 shares of Class A common stock held by the Anthony J. Wood 2002 Annuity Trust V, and (iii) 100,000 shares of Class A common stock held by the Anthony J. Wood 2022 Annuity Trust V-B. Mr. Wood is trustee of such annuity trusts. Mr. Wood has shared voting and dispositive power over 17,209,611 shares of Class B common stock, which are held by the Wood Revocable Trust. Mr. Wood and his wife are co-trustees of the Wood Revocable Trust. Mr. Wood also has shared voting and dispositive power over 36,000 shares of Class A common stock held by the Wood 2020 Irrevocable Trust (the Irrevocable Trust). Mr. Wood is the investment advisor of the Irrevocable Trust. This filing shall not be deemed an admission that Mr. Wood is the beneficial owner of the shares held by the Irrevocable Trust for purposes of Section 13(d) of the Exchange Act, or for any other purpose, and Mr. Wood disclaims beneficial ownership of such shares.

(2)

Consists of (i) 263,336 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023 and (ii) 23,332 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023.

(3)

Includes (i) 152,091 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023 and (ii) 29,340 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023. Mr. Collier has shared voting and dispositive power of 200 shares of Class A common stock with his spouse and 600 shares of Class A common stock held by the Charles D. Collier Revocable Trust.

(4)	Includes 12,113 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023.

(5)

Includes (i) 14,397 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023, and (ii) 7,302 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2022.

(6)

Includes (i) 15,705 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023 and (ii) 1,317 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023.

(7)	Mr. Blackburn has been nominated for election as a Class II director at the Annual Meeting.

(8)

Includes (i) 6,912 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023 and (ii) 1,317 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023.

(9)

Includes (i) 15,705 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023 and (ii) 1,317 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023.

(10)

Includes (i) 5,157 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023 and (ii) 1,317 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023.

(11)

Includes (i) 9,849 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023, (ii) 1,317 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023, and (iii) 83,333 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023.

(12)

Includes (i) 5,157 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023 and (ii) 1,317 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023.

(13)

Includes (i) 5,856 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023 and (ii) 1,317 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023.

(14)

Includes (i) 1,376,676 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023, (ii) 65,826 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 10, 2023, and (iii) 134,350 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days of April 10, 2023.

(15)

Based on information reported by ARK Investment Management LLC (ARK) on a Schedule 13G/A filed with the SEC on April 11, 2023, ARK beneficially owns an aggregate of 12,483,431 shares of Class A common stock, consisting of (i) 11,490,118 shares as to which it has sole voting power, (ii) 723,961 shares as to which it has shared voting power, and (iii) 12,483,431 shares as to which it has sole dispositive power. The address for ARK is 200 Central Avenue, St. Petersburg, FL 33701.

(16)

Based on information reported by BlackRock, Inc. (BlackRock) on a Schedule 13G/A filed with the SEC on April 6, 2023, BlackRock beneficially owns 5,881,105 shares of Class A common stock, consisting of (i) 5,283,962 shares as to which it has sole voting power and (ii) 5,881,105 shares as to which it has sole dispositive power. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

(17)

Based on information reported by Sumitomo Mitsui Trust Holdings, Inc. (SMTH) and Nikko Asset Management Co., Ltd. (NAM) on a Schedule 13G filed with the SEC on February 3, 2023, SMTH beneficially owns an aggregate of 7,847,444 shares of Class A common stock as to which it has shared voting power and dispositive power, and NAM beneficially owns an aggregate of 7,516,864 shares of Class A common stock as to which it has shared voting and dispositive power. Based on information reported by Nikko Asset Management Americas, Inc. (NAM Americas) on a Schedule 13G filed with the SEC on February 10, 2023, NAM Americas beneficially owns an aggregate of 7,511,858 shares of Class A common stock, consisting of (i) 5,168,258 shares as to which it has shared voting power and (ii) 7,511,858 shares as to which it has shared dispositive power. NAM Americas is a subsidiary of SMTH and NAM, and it is classified as an investment adviser. The address for SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan; the address for NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan; and the address for Nikko Americas is 605 Third Avenue, 38th Floor, New York, NY 10158.

(18)

Based on information reported by The Vanguard Group (Vanguard) on a Schedule 13G/A filed with the SEC on February 9, 2023, Vanguard beneficially owns an aggregate of 11,160,020 shares of Class A common stock, consisting of (i) 87,039 shares as to which it has shared voting power, (ii) 10,904,039 shares as to which it has sole dispositive power, and (iii) 256,276 shares as to which it has shared dispositive power. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Roku, Inc. 2023 Proxy Statement	27

Executive Officer Biographies

Below is biographical information for our executive officers as of the date of this proxy statement. For more information about Mr. Wood, see “Board of Directors and Corporate Governance—Director Biographies.”

Name	Age	Position
Anthony Wood	57	CEO, President, and Chairman
Steve Louden	51	CFO
Charles Collier	53	President, Roku Media
Gil Fuchsberg	60	Senior Vice President, Corporate Development & Strategic Planning
Gidon Katz	49	President, Consumer Experience
Stephen H. Kay	62	Senior Vice President, General Counsel and Secretary
Mustafa Ozgen	55	President, Devices

Steve Louden has served as our CFO since June 2015. From May 2009 to June 2015, Mr. Louden served in various capacities at Expedia, Inc., an internet travel company, including as its Vice President, Corporate Finance and most recently serving as its Treasurer. Prior to joining Expedia, Mr. Louden held finance, strategy, and planning roles at Washington Mutual, Inc., McKinsey & Company, and the Walt Disney Company, and began his career as a financial analyst with Merrill Lynch and Co., Inc. Mr. Louden holds a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. from Harvard Business School.

As previously disclosed, effective May 1, 2023, Dan Jedda will succeed Mr. Louden as our CFO.

Charles Collier has served as President, Roku Media since October 2022. From October 2018 to October 2022, Mr. Collier served as the CEO of FOX Entertainment, a division of the media company Fox Corporation, where he was responsible for driving the overall vision and business of FOX Entertainment. From September 2006 to October 2018, Mr. Collier held senior roles at the media company AMC Networks, including President and General Manager, AMC, SundanceTV, and AMC Studios. Prior to September 2006, Mr. Collier held senior roles at Court TV, Oxygen Media, and A&E Television Networks. Mr. Collier holds a B.A. from Bucknell University and an M.B.A. from Columbia Business School.

Gil Fuchsberg has served as Senior Vice President, Corporate Development & Strategic Planning since April 2018. Previously, he held senior executive positions in corporate development and digital distribution at News Corporation/Fox. Before that, he built a startup within Hearst Communications, managed technology investments at JP Morgan’s private equity business, and led digital strategy and acquisitions at the Interpublic Group of Companies. Mr. Fuchsberg started his career as a reporter at The Wall Street Journal. Mr. Fuchsberg holds a bachelor’s degree from Harvard College and an M.B.A. from Columbia Business School.

Gidon Katz has served as President, Consumer Experience since September 2022 and previously served as Senior Vice President, Products, Customer Journeys and Experience from January 2022 through September 2022. Mr. Katz leads our customer group, overseeing product, customer journeys, editorial, customer marketing, payments, and merchandising. From February 2019 to January 2022, Mr. Katz was President of Direct to Consumer for NBCUniversal Media, LLC. From July 2013 to February 2019, Mr. Katz was Managing Director of Sky UK’s streaming service Now TV. Mr. Katz has held various other roles in the media industry and was responsible for launching Virgin Media’s video on demand service. Mr. Katz holds a B.A./M.A. in History from the University of Cambridge and an MSc in International Relations from The London School of Economics and Political Science.

Stephen H. Kay has served as Senior Vice President and General Counsel since January 2014 and Secretary since February 2014. From June 2009 to December 2013, Mr. Kay was a Partner at Hogan Lovells LLP, an international law firm, and he served as the Managing Partner of the firm’s Los Angeles office from January 2011 to December 2013. From January 2003 to May 2008, Mr. Kay served as Executive Vice President and General Counsel at Gemstar-TV Guide International, Inc., a media and technology company. From January 1995 to December 2002, Mr. Kay was a Partner at Hogan & Hartson LLP, an international law firm. Mr. Kay holds a B.A. in History from the University of California, Berkeley and a J.D. from Boston University School of Law.

Mustafa Ozgen has served as President, Devices since September 2022 and previously served as Senior Vice President and General Manager, Account Acquisition from February 2019 to September 2022. From September 2018 to February 2019, Mr. Ozgen was the CEO and a member of the board of directors of SmartKem Limited, a manufacturer of organic semiconductor materials for flexible displays. From August 2015 to September 2018, Mr. Ozgen served as the CEO and a member of the board of directors of QD Vision, a nanotechnology display and lighting product company acquired by Samsung Electronics in November 2016. Prior to that, from 2012 to 2015, Mr. Ozgen served as Senior Vice President and General Manager of Home Multimedia Business Unit at Sigma Designs, a semiconductor company. Mr. Ozgen holds a Bachelor’s Degree in Computer Engineering from the Turkish Naval Academy and a Master’s Degree in Computer Science from the Naval Postgraduate School.

28	Roku, Inc. 2023 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis summarizes our compensation philosophy, objectives, policies, and structure for the Named Executive Officers (NEOs) listed below for the year ended December 31, 2022. Further details regarding the compensation of our NEOs are set forth in the Summary Compensation Table and the other tables in the “Executive Compensation” section below.

•	Anthony Wood, CEO, President, and Chairman

•	Steve Louden, CFO

•	Charles Collier, President, Roku Media

•	Gidon Katz, President, Consumer Experience

•	Mustafa Ozgen, President, Devices

Roku Leadership Changes

In 2022, Roku made several leadership changes to help bring more focus to key areas of the company’s business as the global shift to TV streaming continues and the company grows internationally. Mr. Collier joined Roku in October 2022 as President, Roku Media. Mr. Katz joined Roku in January 2022 as Senior Vice President, Products, Customer Journeys and Experience, and became President, Consumer Experience, in September 2022. Mr. Ozgen, who previously served as Senior Vice President and General Manager, Account Acquisition, became President, Devices, in September 2022.

Each of these leaders brings extensive industry knowledge and leadership experience to Roku. Mr. Collier oversees the growth and evolution of Roku Media globally, which includes ad sales and Roku’s ad platform business as well as content for Roku’s owned and operated channels, including The Roku Channel. Mr. Katz leads Roku’s Consumer Experience team, overseeing product, customer journeys, editorial, customer marketing, payments, and merchandising. Mr. Ozgen oversees key programs related to Roku’s devices, including Roku TV, players, soundbars, and smart home products, among others.

In addition, as previously announced, effective May 1, 2023, Dan Jedda will succeed Mr. Louden as our CFO. Mr. Louden will continue to be employed by Roku as an executive advisor until August 2023.

Compensation Philosophy

Our compensation philosophy is designed to establish and maintain an executive compensation program that attracts, retains, and rewards talented executives who possess the skills necessary for Roku to achieve its strategic objectives. As a result, we endeavor to pay competitive total compensation that is guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the unique qualifications of the individual executive. The total compensation paid to our executive officers is comprised of salary and equity awards. We do not pay our executive officers cash bonuses or have equity awards tied to either individual or corporate performance goals because we expect our executives to perform at the highest level regardless of possible bonus or other award payouts. In determining each executive officer’s total compensation, we consider what an executive officer would be paid by another employer, what we would have to pay to replace the executive officer, and the amount we would pay to retain the executive officer.

Compensation Setting Process

Role of the Compensation Committee, CEO, and Compensation Adviser

Our Compensation Committee is responsible for setting the total compensation for our NEOs and reports to our Board on its discussions, decisions, and other actions. Our CEO typically attends Compensation Committee

Roku, Inc. 2023 Proxy Statement	29

meetings and makes recommendations to our Compensation Committee regarding the total compensation of the other NEOs, but he is not present during discussion, deliberation, or decisions regarding his own compensation. The Compensation Committee then reviews the recommendations and other data and makes decisions as to the total compensation for each NEO, as well as the allocation of the amount of total compensation between salary and equity awards.

Our Compensation Committee is authorized, in its sole discretion, to retain the services of compensation consultants, outside legal counsel and such other advisers as necessary to assist with the execution of its duties and responsibilities. During 2022, our Compensation Committee retained Compensia, a national compensation consulting firm, to serve as its compensation consultant and to assist it with its duties. Compensia performed various projects for the Compensation Committee, including assisting in determining compensation peer group composition, providing support and specific analyses with regard to compensation data for executive officer and non-employee director compensation, and other compensation-related matters. Compensia uses the competitive market data described below to recommend cash and equity compensation consistent with the practices of the companies in our compensation peer group for the Compensation Committee to consider.

Compensia attends Compensation Committee meetings, executive sessions, and preparatory meetings with the committee chair and certain executive officers, as requested by the Compensation Committee. Compensia does not provide any services directly to Roku, and Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. Our Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in the applicable SEC rules and Nasdaq listing standards, and has concluded that the engagement of Compensia does not raise any conflicts of interest or similar concerns.

Competitive Positioning

In determining the total compensation for each of our NEOs, our Compensation Committee, with assistance from Compensia, reviews the compensation practices and levels of our compensation peer group to assess whether individual total compensation is sufficiently competitive to attract and retain our NEOs. When establishing the peer group in March 2022, the Compensation Committee considered the inclusion of technology companies with annual revenues of between 0.5x to 2.0x Roku’s last four quarters’ revenue and a market capitalization of approximately 0.3x to 3.0x of Roku’s market capitalization. The Compensation Committee also considered companies with revenue growth of greater than 15% and market capitalization of greater than 2.0x revenue. After considering input from Compensia, the Compensation Committee approved a peer group comprised of the companies listed below. The Compensation Committee regularly reviews the compensation peer group and the underlying peer selection criteria to assess that it remains appropriate for review and comparison purposes.

Autodesk, Inc.	Netflix, Inc.	Snap Inc.	Ubiquiti Inc.
DocuSign, Inc.	Paycom Software, Inc.	Splunk Inc.	Zendesk, Inc.
Fortinet, Inc.	Peloton Interactive, Inc.	The Trade Desk, Inc.	Zoom Video Communications, Inc.
HubSpot, Inc.	Pinterest, Inc.	Twilio Inc.
IAC Inc.	RingCentral, Inc.	Twitter, Inc.

When performing its NEO total compensation review during 2022, our Compensation Committee’s compensation assessment was informed by information from peer group company SEC filings and compensation survey data from Radford/Aon’s Global Technology Survey that included utilizing special sub-groups of technology companies.

Although its analysis of competitive market data provides our Compensation Committee with guiding information and a broad market check, our Compensation Committee does not specifically benchmark compensation for our NEOs in terms of picking a particular percentile relative to other executives with similar titles at peer group companies. Instead, our Compensation Committee applies its subjective judgment in

30	Roku, Inc. 2023 Proxy Statement

determining the total compensation for each NEO and considers the data above in conjunction with a number of factors, including our compensation philosophy, an NEO’s individual skills and expertise, and the scope and criticality of each NEO’s role. Our Compensation Committee also considers the beneficial stock ownership of each of the NEOs and the actual total compensation an NEO is expected to earn during the year, including the value of outstanding and unvested equity awards.

Determining Total Compensation

Over the course of several meetings in June and July 2022, our Compensation Committee conducted its annual review of our compensation philosophy and the total compensation of our NEOs. Following this review, the Compensation Committee made certain changes to some elements of our NEOs’ compensation, as described in detail below, in alignment with our compensation philosophy. The competitive market data referenced above were reviewed by our Compensation Committee, with the assistance of Compensia, and used as one reference point in addition to other factors in determining the compensation for our NEOs.

The Compensation Committee maintained the mix of compensation of salary and equity awards allocated to each NEO at the same target percentages as set in 2021, with at most 20% of total compensation paid in salary and at least 80% of total compensation awarded in equity to our CEO, and approximately 35% of total compensation paid in salary and approximately 65% of total compensation awarded in the form of equity awards to our NEOs other than our CEO. In determining the actual allocation of the elements of total compensation, the Compensation Committee considered the market competitive value of our compensation arrangements.

For our CEO, the actual mix of compensation is more heavily weighted toward equity awards, to further align the interests of our CEO with the interests of our stockholders. In 2022, the actual breakdown between our CEO’s salary as a percentage of total compensation and equity awards as a percentage of total compensation (determined based on the target dollar value of such awards) was 6% and 94%, respectively.

Salary

We use salary to compensate our NEOs for services rendered during the year and to recognize the experience, skills, knowledge, and responsibilities required of each NEO. In June and July 2022, our Compensation Committee reviewed the total compensation and salaries of our NEOs, taking into consideration market conditions, the competitive market analysis performed by Compensia, the recommendations of our CEO, the annual vesting value of previously granted equity awards, and our goal of retaining highly experienced, skilled, and knowledgeable NEOs. Following its review and using the factors described above, our Compensation Committee determined the annual salary levels for Mr. Wood, Mr. Louden, Mr. Katz, and Mr. Ozgen, effective July 25, 2022, as set forth below. Mr. Collier’s annual salary was determined when he joined Roku in October 2022, also using the factors set forth above.

Mr. Wood—Mr. Wood’s annual salary was maintained at $1,200,000 (no change since July 2018), consistent with the belief that our CEO’s compensation should be more heavily weighted toward equity awards, to further align the interests of our CEO with the interests of our stockholders.

Mr. Louden—Mr. Louden’s annual salary was increased to $2,835,000, consistent with the philosophy that approximately 35% of our non-CEO NEOs’ total compensation should be paid in salary.

Mr. Collier—Mr. Collier’s annual salary was set at $6,825,000 when he joined Roku in October 2022, consistent with the philosophy that approximately 35% of our non-CEO NEOs’ total compensation should be paid in salary.

Mr. Katz—Mr. Katz’s annual salary was maintained at $2,800,000, the annual salary level set when he joined Roku in January 2022, consistent with the philosophy that approximately 35% of our non-CEO NEOs’ total compensation should be paid in salary.

Roku, Inc. 2023 Proxy Statement	31

Mr. Ozgen—Mr. Ozgen’s annual salary was increased to $2,555,000, consistent with the philosophy that approximately 35% of our non-CEO NEOs’ total compensation should be paid in salary.

Executive Supplemental Stock Option Program

In December 2018, our Compensation Committee adopted the Executive Supplemental Stock Option Program (the Supplemental Option Program), which allows our executive officers to elect to reduce their annual base salary for a given year in exchange for a series of monthly grants of fully-vested stock options with a value intended to equal the amount of the reduced salary. Each executive officer’s election to participate in the Supplemental Option Program must be made prior to the commencement of the applicable year.

Prior to the end of 2021, Mr. Wood elected to reduce his calendar year 2022 base salary by $1,000,000 in exchange for monthly grants of vested stock options under the Supplemental Option Program. The number of stock options granted each month was determined using the following formula: (i) the monthly dollar amount by which Mr. Wood elected to reduce his salary ($83,333) divided by (ii) the quotient of (a) the closing price of our Class A common stock on the grant date and (b) 2.8 (a factor intended to result in such quotient approximating a Black-Scholes value (see “Equity Compensation” below for additional information regarding this factor)). See also Note 2 to “Executive Compensation—Summary Compensation Table” and Note 3 to “Executive Compensation—Grants of Plan-Based Awards” below.

Equity Compensation

We view equity awards as a critical element of our total compensation. Although we do not specifically tie any portion of an NEO’s compensation to Roku’s performance, the realized value of equity awards bears a direct relationship to our stock price, and therefore, these awards are an incentive for our NEOs to create long-term value for our stockholders because the value of their equity awards increases when there is an increase in stockholder value. It is our Compensation Committee’s intention for each NEO to have equity awards that generally have at least three to four years of vesting in the future. Since these equity awards vest over several years, our equity awards are also a means of retaining our NEOs.

When equity awards are granted in the form of stock options, the number of shares subject to a given stock option grant is determined by dividing the dollar value ascribed to the stock option grant by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date, and multiplying that number by a factor intended to result in the quotient approximating a Black-Scholes value. Generally, on a quarterly basis, our Compensation Committee reviews the factor and approves an updated factor, or confirms continued use of the then-current factor, to be applied prospectively to our compensation programs, as appropriate.

We generally use an average stock price, rather than a single day stock price, to provide a more stabilized stock value, which we believe is less susceptible to possible swings in the market. Effective March 1, 2022, our Compensation Committee approved the use of a 28-calendar day average ending five trading days prior to the grant date for all Roku employee equity grants.

Equity Choice Program

Pursuant to our Equity Choice Program, after the Compensation Committee determines the appropriate dollar value to be ascribed to our NEOs’ equity awards, the NEOs are provided the opportunity to select whether their equity awards would be granted 100% in the form of stock options, 100% in the form of RSUs, or 50% in the form of stock options and 50% in the form of RSUs.

New Hire Equity Awards

The Compensation Committee determined to grant Mr. Collier and Mr. Katz, who joined Roku in October 2022 and January 2022, respectively, new hire equity awards with the dollar values ascribed to such awards set forth in the table below. New hire equity awards vest over four years (subject to continuous service with us as of each vesting date). Consistent with our philosophy, we assessed each of Mr. Collier’s and Mr. Katz’s market

32	Roku, Inc. 2023 Proxy Statement

opportunities and determined that each NEO’s new hire equity award grant was competitively necessary. Based on each NEO’s selection under the Equity Choice Program, the Compensation Committee granted new equity awards as set forth below.

Name	Dollar Value of Equity Award ($)	Stock Options (#)(1)		RSUs (#)(2)
Charles Collier	50,700,000	985,816	(3)	469,436	(4)
Gidon Katz	8,200,000	—		53,504	(5)

(1)

The number of stock options was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date, and multiplying that number by 2.1 (a factor intended to result in the quotient approximating a Black-Scholes value).

(2)

The number of RSUs was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date.

(3)	Granted in November 2022; vests in 48 substantially equal monthly installments beginning on the vesting commencement date of December 4, 2022.

(4)	Granted in November 2022; vests in 16 substantially equal quarterly installments beginning on the vesting commencement date of March 1, 2023.

(5)	Granted in March 2022; vests in 16 substantially equal quarterly installments beginning on the vesting commencement date of June 1, 2022.

Refresh and Market Adjustment Equity Awards

In June and July 2022, the Compensation Committee reviewed the total compensation of each NEO (other than Mr. Collier, who joined Roku in October 2022) and determined to grant refresh equity awards to Mr. Wood, Mr. Louden, Mr. Katz, and Mr. Ozgen and market adjustment equity awards to Mr. Louden, Mr. Katz, and Mr. Ozgen with the dollar values ascribed to such awards set forth in the table below. Refresh equity awards vest over three years, prorated refresh equity awards vest over one-and-a-half years, and market adjustment awards vest over one year (in each case, subject to continuous service with us as of each vesting date). The refresh equity awards began vesting in September 2022 (rather than several years into the future, as was the case for NEO refresh awards granted in prior years) to help ensure that our NEOs’ total compensation is market competitive.

For our non-CEO NEOs, the dollar value determinations were made consistent with the philosophy that approximately 65% of our non-CEO NEOs’ total compensation should be paid in equity awards. For further information regarding the Compensation Committee’s determination regarding our CEO’s equity awards, see the section titled “CEO Mandatory Monthly Option Program” below.

Based on the NEO’s selection under the Equity Choice Program, the Compensation Committee granted refresh and market adjustment equity awards in August 2022 as set forth below.

Name	Type of Award	Dollar Value of Equity Award ($)	Stock Options (#)(1)		RSUs (#)(2)
Anthony Wood	Refresh	16,000,000	442,864	(3)	—
Steve Louden	Refresh	5,265,000	145,730	(3)	—
	Market Adjustment	715,000	19,790	(4)	—
Gidon Katz	Prorated Refresh	2,275,000	—		27,378	(5)
	Market Adjustment	1,397,500	—		16,824	(6)
Mustafa Ozgen	Refresh	4,745,000	—		57,103	(7)
	Market Adjustment	845,000	—		10,196	(6)

(1)

The number of stock options was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date, and multiplying that number by 2.3 (a factor intended to result in the quotient approximating a Black-Scholes value).

Roku, Inc. 2023 Proxy Statement	33

(2)

The number of RSUs was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date.

(3)	Vests in 36 substantially equal monthly installments beginning on the vesting commencement date of September 1, 2022.

(4)	Vests in 12 substantially equal monthly installments beginning on the vesting commencement date of September 1, 2022.

(5)

Vests in 6 substantially equal quarterly installments beginning on the vesting commencement date of September 1, 2022. Mr. Katz was only eligible for a prorated refresh grant due to his January 2022 start date.

(6)	Vests in 4 substantially equal quarterly installments beginning on the vesting commencement date of September 1, 2022.

(7)	Vests in 12 substantially equal quarterly installments beginning on the vesting commencement date of September 1, 2022.

CEO Mandatory Monthly Option Program

In July 2022, the Compensation Committee determined to increase Mr. Wood’s total compensation, but, in lieu of increasing Mr. Wood’s salary to 20% of his total compensation (the maximum salary percentage previously set by the Compensation Committee for the CEO role), the Compensation Committee determined that Mr. Wood would receive a series of fully-vested monthly stock option grants with an ascribed total dollar value of $2,800,000 over the next twelve months beginning on September 1, 2022, subject to continuous service with us as of each grant date (the CEO Mandatory Monthly Option Program). The Compensation Committee determined that structuring Mr. Wood’s total compensation in this way would further align the interests of our CEO with the interests of our stockholders. The number of shares of each monthly option grant is determined using the following formula: (i) the dollar value ascribed to each monthly grant ($233,333.33 or $233,333.34) divided by (ii) the quotient of (a) the closing price of our Class A common stock on the grant date and (b) 2.3 (a factor intended to result in such quotient approximating a Black-Scholes value). See also Note 3 to “Executive Compensation—Summary Compensation Table” and Note 4 to “Executive Compensation—Grants of Plan-Based Awards” below.

No Special Retirement, Health, or Welfare Benefits

We have established a retirement plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code), for all U.S.-based employees who satisfy certain eligibility requirements. Currently, we do not match any contributions made to the plan by our employees, including our NEOs.

All other benefits offered to our NEOs, such as medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, mental health support, and financial wellness support, are offered on the same basis as offered to our U.S.-based full-time employees.

Limited Perquisites and Other Personal Benefits

Generally, as reflected in the Summary Compensation Table, we provide very limited perquisites or other personal benefits to our NEOs.

Employment, Severance, and Change in Control Agreements

The initial terms and conditions of employment of each of Mr. Louden, Mr. Collier, Mr. Katz, and Mr. Ozgen and were set forth in written employment terms agreements or offer letters. Each of these agreements was approved by our CEO or our Board. We believed these agreements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization. Mr. Wood, who is our founder and serves as our CEO, does not have an employment terms agreement. Each of our NEOs is an “at will” employee and may be terminated at any time, with or without cause, subject to the severance obligations described under “Executive Compensation—Potential Payments on Termination or Change in Control” below and has executed our standard Employee Proprietary Information and Inventions Assignment Agreement. Each of our NEOs is also a party to our Amended and Restated Severance Benefit Plan (the Severance Benefit Plan), which provides for certain employee benefits upon a qualifying termination of employment. For a summary of the material terms of the change in control and severance agreements and an estimate of the payments and benefits that may be received by our NEOs under these agreements, see “Executive Compensation—Potential Payments on Termination or Change in Control” below.

34	Roku, Inc. 2023 Proxy Statement

Other Compensation Policies and Practices

Equity Grant Policy

Our Compensation Committee has delegated authority, in accordance with applicable law, our certificate of incorporation, and our bylaws, to an equity award committee comprised of our CEO and our CFO, either of whom has the authority to make certain types of equity awards to our employees (other than the executives who report directly to the CEO) under the 2017 Plan. Pursuant to the policy, awards approved by the equity award committee must be granted on the first trading day of every month, except that annual awards approved by the equity award committee in connection with the summer compensation review cycle must be granted on the third Friday of August. Awards approved by the equity award committee also must be within pre-set guidelines that our Compensation Committee reviews and approves.

Stock Ownership Guidelines

In April 2020, our Board, upon the recommendation of our Compensation Committee, adopted mandatory stock ownership guidelines for our Board, CEO, Presidents, and Senior Vice Presidents reporting directly to our CEO. The Compensation Committee determined that adopting stock ownership guidelines would help align the interests of our directors and executives with those of our stockholders and may act as a risk mitigation device. The Board subsequently approved minor clarifying changes to the stock ownership guidelines in March 2023.

The stock ownership guidelines are based on the individual holding “eligible shares” with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:

Position	Ownership Guideline
Non-Employee Director	5x annual cash retainer (retainer is currently $45,000)
CEO	5x annual base salary
Presidents and Senior Vice Presidents Reporting to CEO	1x annual base salary

For purposes of this calculation, “eligible shares” include (1) shares of Roku’s common stock owned outright by such individual and (2) 50% of the intrinsic value of the vested and unexercised in-the-money stock options held by such individual.

Each individual covered by the guidelines has until the later of December 31, 2024 or the end of the calendar year that is five years from the date that such individual became subject to the guidelines to achieve the minimum ownership requirements. After such achievement period has lapsed, each individual’s compliance will be determined on the first calendar day of each year. In the event that any covered individual fails to satisfy the minimum requirements, our Board will have the discretion to take a number of actions as it determines appropriate, including prohibiting the individual from selling any shares acquired through the vesting or the exercise of equity awards, other than shares needed to pay applicable taxes and exercise prices, until the minimum requirements of the guidelines are met.

Clawback Policy

Awards granted under our executive compensation program are subject to our Policy for Recoupment of Incentive Compensation adopted by our Board in April 2020 (the Clawback Policy), as may be amended from time to time, and any other future clawback policy that may be approved by our Board. The Clawback Policy applies to each of our executive officers, as well as certain other senior officers of Roku designated by our Board. The Clawback Policy provides our Board with the discretion to recover incentive compensation paid to an individual covered by the policy to the extent that (1) Roku is required to restate its financial statements due to material noncompliance with financial reporting requirements and (2) our Board determines that the covered individual engaged in misconduct that contributed to such noncompliance. Incentive compensation subject to such recoupment includes any bonus compensation (to the extent we award such compensation) or equity compensation (other than stock options granted under the Supplemental Option Program) granted or

Roku, Inc. 2023 Proxy Statement	35

earned by the individual during the three fiscal years preceding the determination of misconduct, as well as any excess proceeds received by an individual in a sale of Roku common stock acquired pursuant to an equity award when the sale occurred during such three-year period and was following the release of earnings corresponding to the financial statements that were required to be restated.

Anti-Hedging and Anti-Pledging Policy

Under our insider trading policy, all members of our Board, executive officers, employees, and certain contingent workers, and any entities or immediate family members or others whose trading activities are controlled by any of such persons, are prohibited from engaging in hedging transactions to protect against a decline in value of our common stock. Such transactions include, but are not limited to, short sales, transactions in put or call options, margin accounts, and other inherently speculative transactions. Additionally, we prohibit members of our Board, executive officers, employees, and certain contingent workers, and any entities or immediate family members or others whose trading activities are controlled by any of such persons, from pledging shares of our common stock as collateral for personal loans.

Say-on-Pay Vote

At our 2022 annual meeting of stockholders, we held a non-binding, advisory stockholder vote on the compensation of our NEOs, which resulted in 94.4% of votes approving our “say-on-pay” proposal (this figure does not include broker non-votes). We value the opinions of our stockholders, and our Compensation Committee will consider the outcome of future stockholder advisory votes, including the vote that will take place at the Annual Meeting, when it makes compensation decisions regarding our NEOs.

Tax and Accounting Implications

Deductibility of Executive Compensation

Under Section 162(m) of the Code (Section 162(m)), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible, unless the compensation qualifies for the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of Roku and its stockholders, which may include providing for compensation that is not deductible by Roku due to the deduction limit under Section 162(m). Our Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with Roku’s business needs.

No Gross-ups of Parachute Payments

We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the officer might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2021, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We account for equity compensation paid to our employees under FASB ASC Topic 718, which requires us to measure the grant date fair value of our equity-based awards and recognize the grant date fair value as an expense over the requisite service period of the award. This calculation is performed for accounting purposes and reported in the tables below under the heading “Executive Compensation,” even though the recipient of the awards may never realize any value from the awards.

36	Roku, Inc. 2023 Proxy Statement

Compensation Risk Assessment

Our management team and the Compensation Committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our NEOs. Compensia, the Compensation Committee’s independent compensation consultant, performed an assessment of our executive compensation plans, practices, and policies. Management conducted a parallel assessment of our non-executive employee compensation plans, practices, and policies. Both assessments concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Roku. The Compensation Committee has reviewed these reports and agreed with the conclusions.

The risk assessment process considered various features of our compensation plans, practices, and policies that discourage excessive or unnecessary risk taking, including but not limited to the following:

•	Pay program oversight by an independent Compensation Committee;
•	Formal annual review of executive compensation peer group, market positioning, and cash/equity mix;
•	Executive compensation pay mix that ties compensation to long-term company performance;
•	Comprehensive formal insider trading policies prohibiting pledging or margining of our stock and engaging in hedging activities;
•	Formal policies for equity administration;
•	Formal clawback policy;
•	Formal stock ownership guidelines;
•	Sales compensation practices that are consistent with market norms and do not overemphasize commissions;
•	Reasonable severance/change in control agreements;
•	Use of an independent compensation consultant; and
•	Inclusion of an annual limit on non-employee director compensation in the equity plan and regular reviews of director compensation levels against peers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Roku’s Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee

Ray Rothrock (Chair)

Ravi Ahuja

Neil Hunt

Roku, Inc. 2022 Proxy Statement	37

Executive Compensation

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our NEOs during the years ended December 31, 2022, 2021, and 2020. The amounts shown in the “Total” column of the table do not reflect amounts actually received by our NEOs.

Name and Principal Position	Year	Salary ($)		Stock Awards(1) ($)		Option Awards(1) ($)		All Other Compensation ($)		Total ($)
Anthony Wood	2022	1,200,000	(2)	—		19,775,041	(3)	16,644	(4)	20,991,685
Chief Executive Officer, President, and Chairman	2021	1,200,000	(2)	—		16,917,387		16,305	(4)	18,133,692
	2020	1,200,000	(2)	—		14,122,763		40,805	(5)	15,363,568
Steve Louden	2022	1,603,269		—		6,925,704		17,069	(4)	8,546,042
Chief Financial Officer	2021	700,000		—		4,810,842		16,305	(4)	5,527,147
	2020	700,000		—		3,956,818		16,305	(4)	4,673,123
Charles Collier	2022	1,075,000		23,279,331	(6)	28,925,320	(6)	25,245	(7)	53,304,896
President, Roku Media
Gidon Katz	2022	2,746,154		10,587,295	(8)	—		17,069	(4)	13,350,518
President, Consumer Experience
Mustafa Ozgen	2022	1,585,769		4,988,219		—		17,069	(4)	6,591,057
President, Devices	2021	875,000		—		4,038,564		16,305	(4)	4,929,869
	2020	875,000		—		3,165,466		26,881	(9)	4,067,347

(1)

Amounts shown in these columns do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12, Note 11, and Note 11 to our consolidated financial statements in our Annual Reports on Form 10-K filed with the SEC on February 16, 2023, February 18, 2022, and February 26, 2021, respectively. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

Pursuant to the Equity Choice Program, our NEOs were provided the opportunity to select whether their equity awards would be granted 100% in the form of stock options, 100% in the form of RSUs, or 50% in the form of stock options and 50% in the form of RSUs.

(2)

Pursuant to the Supplemental Option Program, Mr. Wood elected to forego $1,000,000, $240,000, and $400,000 of this amount during 2022, 2021, and 2020, respectively, in exchange for monthly grants of vested stock options at an intended valuation equal to the amount of such foregone salary. Such stock option grants are reflected in the “Grants of Plan-Based Awards” table below.

(3)	Reflects the aggregate grant date fair values of Mr. Wood’s refresh equity award granted on August 19, 2022 as well as four monthly awards granted pursuant to the CEO Mandatory Monthly Option Program.

(4)	Represents medical and life insurance premiums paid on behalf of the NEO.

(5)

Represents medical and life insurance premiums and fees for one-time security consulting services paid on behalf of Mr. Wood. In 2020, because of the visibility of our company, we authorized one-time security consulting services for Mr. Wood to address safety concerns resulting from his position as our CEO.

(6)

Reflects the grant date fair values of Mr. Collier’s new hire equity awards made in connection with his joining Roku in October 2022 and represents four years of award vesting. Mr. Collier’s new hire equity awards vest over four years, such that RSUs representing approximately $5,819,833 of the grant date fair value of the new hire RSU award will vest annually over the course of 2023, 2024, 2025, and 2026, and options representing approximately $7,231,330 grant date fair value of the new hire option award will vest annually over the course of 2022 through 2026.

(7)

Represents medical and life insurance premiums paid on behalf of Mr. Collier, as well as a one-time reimbursement paid to Mr. Collier for attorneys’ fees of $25,000 incurred in connection with the negotiation of Mr. Collier’s offer letter.

(8)

Reflects the aggregate grant date fair values of Mr. Katz’s new hire equity award made in connection with his joining Roku in January 2022, which represents four years of award vesting, as well as Mr. Katz’s refresh and market adjustment awards granted on August 19, 2022. Mr. Katz’s new hire equity award vests over four years, such that RSUs representing approximately $1,827,429 of the grant date fair value of his new hire RSU award will vest annually over the course of 2022 through 2026.

(9)	Represents medical and life insurance premiums paid on behalf of Mr. Ozgen, as well as relocation benefits paid in connection with his joining Roku in February 2019.

38	Roku, Inc. 2023 Proxy Statement

Grants of Plan-Based Awards in 2022

The following table provides information regarding grants of plan-based awards to our NEOs for the year ended December 31, 2022.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Anthony Wood	8/19/22	—		442,864	(2)	74.15	18,596,789
	1/3/22	—		249	(3)	233.19	28,696
	2/1/22	—		1,403	(3)	166.26	116,793
	3/1/22	—		1,708	(3)	136.62	117,730
	4/1/22	—		1,858	(3)	125.56	120,820
	5/2/22	—		2,263	(3)	103.13	123,545
	6/1/22	—		2,571	(3)	90.77	124,141
	7/1/22	—		2,780	(3)	83.91	124,596
	8/1/22	—		3,255	(3)	71.69	124,685
	9/1/22	—		3,417	(3)	68.30	126,884
	9/1/22	—		7,857	(4)	68.30	291,756
	10/3/22	—		3,917	(3)	59.56	128,286
	10/3/22	—		9,010	(4)	59.56	295,087
	11/1/22	—		4,109	(3)	56.79	129,590
	11/4/22	—		10,822	(4)	49.59	299,050
	12/1/22	—		3,903	(3)	59.78	127,111
	12/1/22	—		8,977	(4)	59.78	292,359
Steve Louden	8/19/22	—		145,730	(2)	74.15	6,119,509
	8/19/22	—		19,790	(5)	74.15	806,195
Charles Collier	11/4/22	469,436	(6)	—		—	23,279,331
	11/4/22			985,816	(7)	49.59	28,925,320
Gidon Katz	3/1/22	53,504	(8)	—		—	7,309,716
	8/19/22	27,378	(9)	—		—	2,030,079
	8/19/22	16,824	(10)	—		—	1,247,500
Mustafa Ozgen	8/19/22	57,103	(11)	—		—	4,234,187
	8/19/22	10,196	(10)	—		—	754,031

Note: Each vesting schedule described below is subject to the NEO’s continuous service with us as of each vesting date.

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 18, 2022. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(2)	Vests in 36 substantially equal monthly installments beginning on the vesting commencement date of September 1, 2022.

(3)

These stock options were granted, and vested upon grant, pursuant to the Supplemental Option Program in exchange for Mr. Wood’s foregone salary as described in Note 2 to the Summary Compensation Table above.

(4)	These stock options were granted, and vested upon grant, pursuant to the CEO Mandatory Monthly Option Program.

(5)	Vests in 12 substantially equal monthly installments beginning on the vesting commencement date of September 1, 2022.

(6)	Vests in 16 substantially equal quarterly installments beginning on the vesting commencement date of March 1, 2023.

(7)	Vests in 48 substantially equal monthly installments beginning on the vesting commencement date of December 4, 2022.

(8)	Vests in 16 substantially equal quarterly installments beginning on the vesting commencement date of June 1, 2022.

Roku, Inc. 2023 Proxy Statement	39

(9)	Vests in 6 substantially equal quarterly installments beginning on the vesting commencement date of September 1, 2022.

(10)	Vests in 4 substantially equal quarterly installments beginning on the vesting commencement date of September 1, 2022.

(11)	Vests in 12 substantially equal quarterly installments beginning on the vesting commencement date of September 1, 2022.

Outstanding Equity Awards as of December 31, 2022

The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

Name	Grant Date	Vesting Commencement Date	Option Awards						Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Anthony Wood	8/19/2018	9/13/2021	272,553		—		56.07	8/18/2028	—	—
	2/1/2019	2/1/2019	2,304	(1)	—		45.21	1/31/2029	—	—
	3/1/2019	3/1/2019	1,507	(1)	—		69.08	2/28/2029	—	—
	4/1/2019	4/1/2019	1,508	(1)	—		69.11	3/31/2029	—	—
	5/1/2019	5/1/2019	1,635	(1)	—		63.69	4/30/2029	—	—
	6/3/2019	6/3/2019	1,161	(1)	—		89.71	6/2/2029	—	—
	7/1/2019	7/1/2019	1,140	(1)	—		91.37	6/30/2029	—	—
	8/1/2019	8/1/2019	1,033	(1)	—		100.85	7/31/2029	—	—
	8/1/2019	9/14/2022	95,910		191,820	(2)	100.85	7/31/2029	—	—
	9/3/2019	9/3/2019	664	(1)	—		156.88	9/2/2029	—	—
	10/1/2019	10/1/2019	1,017	(1)	—		102.40	9/30/2029	—	—
	11/1/2019	11/1/2019	711	(1)	—		146.50	10/31/2029	—	—
	12/2/2019	12/2/2019	766	(1)	—		136.07	12/1/2029	—	—
	1/2/2020	1/2/2020	759	(1)	—		137.10	1/1/2030	—	—
	2/3/2020	2/3/2020	758	(1)	—		127.50	2/2/2030	—	—
	3/2/2020	3/2/2020	843	(1)	—		114.67	3/1/2030	—	—
	4/1/2020	4/1/2020	1,173	(1)	—		82.42	3/31/2030	—	—
	5/1/2020	5/1/2020	847	(1)	—		114.02	4/30/2030	—	—
	6/1/2020	6/1/2020	856	(1)	—		112.95	5/31/2030	—	—
	7/1/2020	7/1/2020	753	(1)	—		128.39	6/30/2030	—	—
	8/3/2020	8/3/2020	597	(1)	—		161.82	8/2/2030	—	—
	8/17/2020	9/14/2023	—		256,934	(2)	145.71	8/16/2030	—	—
	9/1/2020	9/1/2020	539	(1)	—		179.27	8/31/2030	—	—
	10/1/2020	10/1/2020	483	(1)	—		200.34	9/30/2030	—	—
	11/2/2020	11/2/2020	467	(1)	—		206.88	11/1/2030	—	—
	12/1/2020	12/1/2020	338	(1)	—		285.71	11/30/2030	—	—
	1/4/2021	1/4/2021	304	(1)	—		317.90	1/3/2031	—	—
	2/1/2021	2/1/2021	139	(1)	—		416.20	1/31/2031	—	—
	3/1/2021	3/1/2021	138	(1)	—		420.31	2/28/2031	—	—
	4/1/2021	4/1/2021	175	(1)	—		331.90	3/31/2031	—	—
	5/3/2021	5/3/2021	173	(1)	—		335.31	5/2/2031	—	—
	6/1/2021	6/1/2021	166	(1)	—		347.71	5/31/2031	—	—
	7/1/2021	7/1/2021	133	(1)	—		435.67	6/30/2031	—	—
	8/2/2021	8/2/2021	138	(1)	—		421.37	8/1/2031	—	—
	8/16/2021	9/14/2024	—		118,830	(2)	356.58	8/15/2031	—	—
	9/1/2021	9/1/2021	158	(1)	—		368.10	8/31/2031	—	—
	10/1/2021	10/1/2021	184	(1)	—		314.46	9/30/2031	—	—
	11/1/2021	11/1/2021	183	(1)	—		317.72	10/31/2031	—	—
	12/1/2021	12/1/2021	279	(1)	—		207.75	11/30/2031	—	—
	1/3/2022	1/3/2022	249	(1)	—		233.19	12/31/2031	—	—
	2/1/2022	2/1/2022	1,403	(1)	—		166.26	1/31/2032	—	—

40	Roku, Inc. 2023 Proxy Statement

Name	Grant Date	Vesting Commencement Date	Option Awards						Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
	3/1/2022	3/1/2022	1,708	(1)	—		136.62	2/29/2032	—		—
	4/1/2022	4/1/2022	1,858	(1)	—		125.56	3/31/2032	—		—
	5/2/2022	5/2/2022	2,263	(1)	—		103.13	5/1/2032	—		—
	6/1/2022	6/1/2022	2,571	(1)	—		90.77	5/31/2032	—		—
	7/1/2022	7/1/2022	2,780	(1)	—		83.91	6/30/2032	—		—
	8/1/2022	8/1/2022	3,255	(1)	—		71.69	7/31/2032	—		—
	8/19/2022	9/1/2022	49,207		393,657	(3)	74.15	8/18/2032	—		—
	9/1/2022	9/1/2022	3,417	(1)	—		68.30	8/31/2032	—		—
	9/1/2022	9/1/2022	7,857	(4)	—		68.30	8/31/2032	—		—
	10/3/2022	10/3/2022	3,917	(1)	—		59.56	10/2/2032	—		—
	10/3/2022	10/3/2022	9,010	(4)	—		59.56	10/2/2032	—		—
	11/1/2022	11/1/2022	4,109	(1)	—		56.79	10/31/2032	—		—
	11/4/2022	11/4/2022	10,822	(4)	—		49.59	11/3/2032	—		—
	12/1/2022	12/1/2022	3,903	(1)	—		59.78	11/30/2032	—		—
	12/1/2022	12/1/2022	8,977	(4)	—		59.78	11/30/2032	—		—
Steve Louden	5/16/2017	7/26/2019	16,339		—		6.12	5/15/2027	—		—
	5/16/2017	7/26/2019	6,993		—		6.12	5/15/2027	—		—
	8/19/2018	7/27/2020	147,632		—		56.07	8/18/2028	—		—
	8/1/2019	7/28/2022	32,036		32,037	(2)	100.85	7/31/2029	—		—
	8/17/2020	7/28/2023	—		71,986	(2)	145.71	8/16/2030	—		—
	8/16/2021	7/28/2024	—		33,792	(2)	356.58	8/15/2031	—		—
	8/19/2022	9/1/2022	16,192		129,538	(2)	74.15	8/18/2032	—		—
	8/19/2022	9/1/2022	6,596		13,194	(3)	74.15	8/18/2032	—		—
Charles Collier	11/4/2022	12/4/2022	20,537		965,279	(5)	49.59	11/3/2032	—		—
	11/4/2022	3/1/2023	—		—		—	—	469,436	(6)	19,106,045
Gidon Katz	3/1/2022	6/1/2022	—		—		—	—	43,472	(6)	1,769,310
	8/19/2022	9/1/2022	—		—		—	—	18,252	(7)	742,856
	8/19/2022	9/1/2022	—		—		—	—	8,412	(8)	342,368
Mustafa Ozgen	3/1/2019	6/1/2019	—		—		—	—	9,990	(6)	406,593
	8/17/2020	4/1/2023	—		57,589	(2)	145.71	8/16/2030	—		—
	8/16/2021	4/1/2024	—		28,965	(2)	356.58	8/15/2031	—		—
	8/19/2022	9/1/2022	—		—		—	—	47,586	(9)	1,936,750
	8/19/2022	9/1/2022	—		—		—	—	5,085	(8)	206,960

Note: Each vesting schedule described below is subject to the NEO’s continuous service with us as of each vesting date. Equity awards granted prior to September 28, 2017 were granted under our 2008 Equity Incentive Plan, and equity awards granted after September 28, 2017 were granted under our 2017 Plan. The market values of the RSU awards that have not vested were calculated by multiplying the number of shares underlying the award by $40.70, the closing price of our Class A common stock on December 30, 2022 (the last trading day of our fiscal year).

(1)

These stock options were granted, and vested upon grant, pursuant to the Supplemental Option Program in exchange for Mr. Wood’s foregone salary as described in Note 2 to the Summary Compensation Table above.

(2)	Vests in 12 substantially equal monthly installments beginning on the vesting commencement date.

(3)	Vests in 36 substantially equal monthly installments beginning on the vesting commencement date.

(4)	These stock options were granted, and vested upon grant, pursuant to the CEO Mandatory Monthly Option Program.

(5)	Vests in 48 substantially equal monthly installments beginning on the vesting commencement date.

(6)	Vests in 16 substantially equal quarterly installments beginning on the vesting commencement date.

(7)	Vests in 6 substantially equal quarterly installments beginning on the vesting commencement date.

(8)	Vests in 4 substantially equal quarterly installments beginning on the vesting commencement date.

(9)	Vests in 12 substantially equal quarterly installments beginning on the vesting commencement date.

Roku, Inc. 2023 Proxy Statement	41

Stock Option Exercises and Stock Vested in 2022

The following table provides information regarding our NEOs’ stock option exercises and RSUs vested during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Anthony Wood	1,697,496	146,768,667	—	—
Steve Louden	—	—	—	—
Charles Collier	—	—	—	—
Gidon Katz	—	—	27,570	1,846,368
Mustafa Ozgen	—	—	54,557	4,473,558

(1)

The value realized on exercise represents the difference between the exercise price per share of the stock option and the market price of our Class A common stock at the time of exercise. The value realized was determined without considering any taxes that may have been owed.

(2)

The value realized upon vesting of RSUs was calculated by multiplying the number of shares vested by the closing price of our Class A common stock on the vest date. The value realized was determined without considering any taxes that may have been owed.

Pension Benefits

Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.

Potential Payments on Termination or Change in Control

Each NEO participates in our Severance Benefit Plan, which was approved by our Board in May 2016 and amended in July 2019 and September 2022. Mr. Collier’s Offer Letter (filed as Exhibit 10.12 to our Annual Report on Form 10-K filed with the SEC on February 16, 2023) provides for certain modifications to his participation in the Severance Benefit Plan, including modified definitions of Cause and Good Reason, each as set forth in his offer letter.

In the event of a Non-Change in Control Termination (as defined in the Severance Benefit Plan), our CEO will be entitled to receive a lump-sum cash payment equal to 12 months of the CEO’s monthly total compensation rate (TCR) (as defined in the Severance Benefit Plan) and all other NEOs will be entitled to receive a lump-sum cash payment equal to nine months of the NEO’s monthly TCR.

In the event of a Change in Control Termination (as defined in the Severance Benefit Plan), our CEO will be entitled to receive a lump-sum cash payment equal to 12 months of the CEO’s monthly base salary (as defined in the Severance Benefit Plan) and all other NEOs will be entitled to receive a lump-sum cash payment equal to nine months of the NEO’s monthly base salary. In addition, 100% of each NEO’s unvested equity awards will vest immediately effective as of the date of such NEO’s qualifying termination.

All such severance benefits are subject to the participant signing a general waiver and release of all known and unknown claims in substantially the form provided in the Severance Benefit Plan.

42	Roku, Inc. 2023 Proxy Statement

The following table summarizes the estimated payments and benefits that would be provided to our NEOs upon an involuntary termination not in connection with a change in control or in connection with a change in control, as applicable, assuming the triggering event took place on December 31, 2022.

Name(1)	Non-Change in Control Termination ($)		Change in Control Termination ($)
Anthony Wood
Severance Payment	20,000,000	(2)	1,200,000	(3)
Equity Acceleration	—		0	(4)
Total	20,000,000		1,200,000
Steve Louden
Severance Payment	6,075,000	(2)	2,126,250	(3)
Equity Acceleration	—		0	(4)
Total	6,075,000		2,126,250
Charles Collier
Severance Payment	14,625,000	(2)	5,118,750	(3)
Equity Acceleration	—		19,106,045	(4)
Total	14,625,000		24,224,795
Gidon Katz
Severance Payment	5,250,000	(2)	2,100,000	(3)
Equity Acceleration	—		2,854,535	(4)
Total	5,250,000		4,954,535
Mustafa Ozgen
Severance Payment	5,475,000	(2)	1,916,250	(3)
Equity Acceleration	—		2,550,303	(4)
Total	5,475,000		4,466,553

(1)

All NEOs are subject to a better-after-tax provision whereby we would either pay such person (i) the full amount of their severance benefits or, alternatively, (ii) an amount of certain severance benefits otherwise payable to them such that the severance benefits will not be subject to the tax imposed by Section 4999 of the Code, whichever produces the better after-tax result for such NEO.

(2)

Under the Severance Benefit Plan, cash severance payments for a Non-Change in Control Termination consist of a lump-sum payment equal to the product of the NEO’s then-current monthly TCR and the participant’s severance multiplier (12 months for Mr. Wood and nine months for the other NEOs). This severance payment will be paid as soon as reasonably practicable following the release effective date (as defined in the Severance Benefit Plan) but in no event later than March 15 of the year following the year in which such termination was effective.

(3)

Under the Severance Benefit Plan, cash severance payments for a Change in Control Termination consist of a lump-sum payment equal to the product of the NEO’s then-current monthly base salary and the participant’s severance multiplier (12 months for Mr. Wood and nine months for the other NEOs). This severance payment will be paid as soon as reasonably practicable following the release effective date (as defined in the Severance Benefit Plan) but in no event later than March 15 of the year following the year in which such termination was effective.

(4)

In the event of a Change in Control Termination, any unvested portion of an equity award granted to an NEO under our equity incentive plans will vest in full effective as of the date of such NEO’s termination. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable NEO as of December 31, 2022 by the difference between the exercise price of the stock option and the closing price of our Class A common stock on December 30, 2022, which was $40.70. The estimated benefit amount of unvested RSUs was calculated by multiplying the number of unvested RSUs held by the applicable NEO as of December 31, 2022 by the closing price of our Class A common stock on December 30, 2022, which was $40.70.

Roku, Inc. 2023 Proxy Statement	43

Pay Versus Performance
Below we provide disclosure regarding executive compensation for our CEO and non-CEO
NEOs and our performance for the fiscal years listed below in accordance with the applicable SEC rules. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For the most recently completed fiscal year, we did not use any “financial performance measures” as defined in the applicable SEC rules to l ink co
mpensation paid to our NEOs to our performance. Accordingly, we have omitted the “company selected measure” and the tabular list of financial performance measures described in the applicable SEC rules.
The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to
Non-CEO
NEOs” have been calculated in a manner consistent with the applicable SEC rules. Use of the term “compensation actually paid” (CAP) is required by the SEC’s rules, and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.

Fiscal Year (1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($) (in thousands)
					TSR ($)	Peer Group TSR ($) (4)
2022	20,991,685	(77,933,918)	20,448,128	5,762,267	30.40	101.45	(498,005)
2021	18,133,692	(51,681,097)	5,005,742	(7,130,167)	170.43	194.17	242,385
2020	15,363,568	222,680,143	4,194,073	41,724,637	247.96	138.87	(17,507)

(1)
The CEO in each year was Anthony Wood. The
non-CEO
NEOs in 2022 were Steve Louden, Charles Collier, Gidon Katz, and Mustafa Ozgen. The
non-CEO
NEOs in 2021 and 2020 were Steve Louden, St
ephen H
. Kay, Mustafa Ozgen, and Scott Rosenberg.

(2)	To determine the CAP to our CEO, the amounts reported in the Total column of the Summary Compensation Table for the applicable year were adjusted as follows:

	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total for CEO	20,991,685	18,133,692	15,363,568
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(19,775,041)	(16,917,387)	(14,122,763)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	6,900,189	6,035,966	52,724,467
+ Year over Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(58,312,566)	(69,472,019)	158,286,976
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	2,732,858	—	—
+ Year over Year Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(30,471,043)	10,538,650	10,427,895
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
Compensation Actually Paid to CEO	(77,933,918)	(51,681,097)	222,680,143

(3)	To determine the average CAP to our non-CEO NEOs, the amounts reported in the Total column of the Summary Compensation Table for the applicable year were adjusted as follows:

44	Roku, Inc. 2023 Proxy Statement

	2022 ($)	2021 ($)	2020 ($)
Average Summary Compensation Table Total for Non-CEO NEOs	20,448,128	5,005,742	4,194,073
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(18,676,467)	(4,270,687)	(3,456,374)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	11,948,736	1,812,690	12,999,355
+ Year over Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(5,741,438)	11,647,173	25,810,598
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	1,067,751	—	—
+ Year over Year Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(3,284,443)	1,969,261	2,176,985
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
Average Compensation Actually Paid to Non-CEO NEOs	5,762,267	(7,130,167)	41,724,637

(4)
Roku’s TSR and the Peer Group TSR reflected in these columns for each fiscal year is calculated based on a fixed investment on December 31, 2019 of $100 through the end of the applicable fiscal year on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
For 2022, the Peer Group TSR reflects the cumulative TSR for our custom peer group used for purposes of the performance graph included in our Annual Report on Form
10-K
filed with the SEC on February 16, 2023, consisting of Alphabet, Inc., Fox Corp, fuboTV, Inc., Interpublic Group of Companies, Inc., LiveRamp Holdings, Inc., Magnite, Inc., Meta Platforms, Inc., Netflix, Inc., Paramount Global, Pinterest, Inc., Pubmatic, Inc., Snap, Inc., Tradedesk Financial Corp, Vizio Holding Corp, Walt Disney Co., and Warner Bros. Discovery, Inc. For 2021 and 2020, the Peer Group TSR reflects the cumulative TSR for our custom peer group used for purposes of the performance graphs included in our Annual Reports on Form
10-K
filed with the SEC on February 18, 2022 and February 26, 2021, consisting of Alphabet, Inc., Logitech International S.A., Meta Platforms, Inc., Netflix, Inc., Snap, Inc., Twitter, Inc., Yelp, Inc., and Zillow Group, Inc.

Relationship Between CAP and Performance
Measures
The charts below illustrate the relationship between CAP to our CEO and our no
n-CEO
NEOs (as calculated above), our TSR, our Peer Group TSR, and our net income (loss).

Roku, Inc. 2023 Proxy Statement	45

Pay Ratio
Below we provide information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of Anthony Wood, our CEO, during 2022. For 2022, our last completed fiscal year:

•	The annual total compensation of our median employee (excluding our CEO) was $272,388;

•	The annual total compensation of our CEO was $20,991,685 (as reported in the Summary Compensation Table); and

•	The ratio of the annual total compensation of our CEO to the median employee’s annual total compensation was 77:1.
The pay ratio disclosure rules permit companies to identify the median compensated employee once every three years unless there has been a material change in employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. For 2022, we used the same median employee who was identified in 2021 as we do not believe we have experienced any material changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

46	Roku, Inc. 2023 Proxy Statement

Certain Relationships and Related Transactions

We have adopted a Related Person Transaction Policy providing that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related person transaction with us without the prior consent of our Audit Committee (or other independent members of our Board if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest). Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 and the related person has a direct or indirect interest, must first be presented to our Audit Committee for review, consideration, and approval. If a related person transaction was not a related person transaction when it was originally consummated, or was not identified as such prior to consummation, it will be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. In approving or rejecting any such transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to: the risks, costs, and benefits to Roku; the impact on our directors’ independence; the terms of the transaction; the availability of other sources for comparable services or products; and the terms available to or from unrelated third parties or to or from employees generally.

Below is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Employment Arrangements and Equity Grants

We have entered into written employment terms agreements or offer letters with each of our NEOs other than Mr. Wood and have adopted a Severance Benefit Plan. For more information regarding these arrangements, see “Compensation Discussion and Analysis—Employment, Severance, and Change in Control Arrangements” and “Executive Compensation—Potential Payments on Termination or Change in Control.” We have granted equity awards to our NEOs and our directors. For a description of these equity awards, see “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by our Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Roku, Inc. 2023 Proxy Statement	47

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of Roku’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Roku. Officers, directors, and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2022, our officers, directors, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except as follows: two Form 4s were inadvertently filed late on behalf of Anthony Wood with respect to two transactions (an exercise and hold of vested stock options and a stock option grant).

Annual Report on Form 10-K and SEC Filings

We have filed our Annual Report on Form 10-K for the year ended December 31, 2022 (the Annual Report) with the SEC. Our Annual Report and this proxy statement are posted on our investor relations website (roku.com/investor) and are available on the SEC’s website (www.sec.gov).

A copy of our Annual Report is also available without charge upon written request to us via email at ir@roku.com. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to the office of our Corporate Secretary at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and such information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report,” the “Compensation Committee Report,” and the “Pay Versus Performance” sections of this proxy statement specifically are not incorporated by reference into any other filings with the SEC, are not deemed to be “soliciting material” and are not deemed “filed” with the SEC. In addition, this proxy statement includes several website addresses or references to additional company reports found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports, is not part of this proxy statement and is not incorporated by reference.

48	Roku, Inc. 2023 Proxy Statement

ROKU, INC. 1155 COLEMAN AVENUE SAN JOSE, CA 95110 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ROKU2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05576-P90846 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ROKU, INC. The Board of Directors recommends you vote FOR ALL of the following nominees: 1. To elect one Class II director to serve until the 2025 Annual Meeting of Stockholders. Nominee: For Withhold 1a. Jeffrey Blackburn [     ] [     ] 2. To elect three Class III directors to serve until the 2026 Annual Meeting of Stockholders. Nominee: For Withhold 2a. Jeffrey Hastings [     ] [     ] 2b. Neil Hunt [     ] [     ] 2c. Anthony Wood [     ] [     ] The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 3. Advisory vote to approve our named executive officer compensation. [     ] [     ] [     ] 4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. [     ] [     ] [     ] 5. To conduct any other business properly brought before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V05577-P90846 ROKU, INC. Annual Meeting of Stockholders June 8, 2023 9:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Anthony Wood, Steve Louden and Stephen Kay, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ROKU, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 8, 2023, live via the internet at www.virtualshareholdermeeting. com/ROKU2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side